Exhibit 99.2
EXECUTION VERSION

BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS,
as Issuer
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, Registrar, Transfer Agent and Paying Agent
DEUTSCHE BANK LUXEMBOURG S.A.,
as Luxembourg Paying Agent and Transfer Agent
INDENTURE
Dated as of July 16, 2010

5.500% Notes due 2020

-i-

-ii-

-iii-

EXHIBITS:

EXHIBIT A	—	Form of Note

EXHIBIT B	—	Form of Transfer Notice

EXHIBIT C	—	Form of Certificate for Transfer from Restricted Global Note or Certificated Note Bearing a Securities Act Legend to Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend

EXHIBIT D	—	Form of Transfer Certificate for Transfer from Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend to Restricted Global Note or Certificated Note Bearing a Securities Act Legend

EXHIBIT E	—	Form of Certificate for Removal of the Securities Act Legend on a Certificated Note

-iv-

INDENTURE, dated as of July 16, 2010, between BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS, a corporation (sociedade por ações) organized under the laws of Brazil (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Registrar, Transfer Agent and Paying Agent, and DEUTSCHE BANK LUXEMBOURG S.A., as Luxembourg Paying Agent and Transfer Agent.
RECITALS
The Company has duly authorized the issue of 5.500% Notes due 2020 (the “Notes”), initially in an aggregate Principal amount of U.S.$612,000,000, and has duly authorized the execution and delivery of this Indenture.
All things necessary have been done to make the Notes, when executed and authenticated and delivered hereunder and duly issued, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 1.1. Definitions.
“Act”, when used with respect to any Holder, has the meaning specified in Section 1.5.
“Additional Amounts” has the meaning specified in Section 4.5.
“Affiliate” means, with respect to any specified Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (b) any other Person who is a director or officer (i) of such specified Person, (ii) of any subsidiary of such specified Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Applicable Procedures” means the applicable procedures of DTC, Euroclear and Clearstream Banking, in each case to the extent applicable.

“Attributable Debt” means (i) with respect to a Sale and Lease-Back Transaction relative to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the applicable rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities of all series then outstanding under this Indenture) and (ii) in the case of any lease which is terminable by the lessee upon the payment of a penalty, the net amount of such lease shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be terminated) or (y) the net amount determined assuming no such termination.
“Authenticating Agent” has the meaning specified in Section 2.2.
“Authorized Denomination” has the meaning specified in Section 2.2.
“Bankruptcy Law” means (a) Title 11, United States Code or any similar U.S. federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors and (b) the Brazilian Federal Law No. 11,101, as amended, or any similar Brazilian federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors.
“Below Investment Grade Rating Event” means for any period that the Notes are assigned a rating that is below an Investment Grade Rating by each of the Rating Agencies on any date during the period commencing upon the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following public notice of the occurrence of the related Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies taking the applicable rating action to which this definition would otherwise apply do not announce or publicly confirm or inform the Holders of the Notes in writing at the Holder’s request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time the Below Investment Grade Rating Event occurs).
“Board of Directors” means, as the case may be, the Board of Directors of the Company (Conselho de Administração) or any committee thereof duly authorized to act on behalf of such Board of Directors.
“Board Resolution” means a copy of a resolution certified by the Secretary, the Assistant Secretary or another Person performing corporate secretarial functions of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.
“Brazil” means the Federative Republic of Brazil.
“Brazilian GAAP” means accounting practices adopted in Brazil, which are based on Brazilian Corporate Law No. 6,404, as amended, the rules and regulations issued by the CVM and the accounting standards issued by the Brazilian Institute of Independent Accountants (Instituto dos Auditores Independentes do Brasil or IBRACON), the Brazilian Federal Accounting Council (Conselho Federal de Contabilidade or CFC), and the Accounting Standards Committee (Comitê de Pronunciamentos Contábeis or CPC), in each case as in effect from time to time.
“Brazilian government” means the present or any succeeding governing authority without regard to its method of succession or to whether it is internationally recognized) in effective control of all or any part of the territory of Brazil or any political subdivision thereof.
“Brazilian Taxes” means any present or future taxes, duties, assessments, fees or other governmental charges of whatever nature imposed or levied by or on behalf of Brazil or any political subdivision or authority of or in Brazil having power to tax.
“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the cities of Luxembourg, Grand Duchy of Luxembourg, São Paulo, Brazil, New York City, United States of America, or London, England.
“Capital Lease Obligations” means, with respect to any Person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with Brazilian GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with Brazilian GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
“Capital Stock” means, with respect to any Person, any and all shares of stock, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting), such person’s equity including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.
“Certificated Note” has the meaning specified in Section 2.1.
“Change of Control” means the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s and its Subsidiaries’ assets taken as a whole to any Person or Group, other than the Company or one of its Subsidiaries; (b) the approval by the holders of the Company’s common stock of any plan or proposal for the Company’s liquidation or dissolution (except for a liquidation or dissolution in connection with (i) a merger or restructuring in such a way that all of the Company’s assets and liabilities or those of its respective Subsidiary pass to another legal person in universal succession by operation of law or pursuant to a contractual agreement having the same effect and provided that no assets or liabilities from another company are transferred to such successor legal person or (ii) a corporate restructuring in such a way that all of the Company’s assets and liabilities or those of its respective Subsidiary pass to another Subsidiary or to the Company); (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock; or (d) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; provided that a transaction will not be deemed to involve a Change of Control if (x) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (y) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (z) immediately following that transaction no Person or Group (other than a holding company that satisfies the requirements of this proviso) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company.
“Change of Control Offer” has the meaning specified in Section 3.10.
“Change of Control Payment” has the meaning specified in Section 3.10.
“Change of Control Payment Date” has the meaning specified in Section 3.10.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event occurring in respect of that Change of Control.
“Clearing Agency” has the meaning specified in Section 2.7.
“Clearstream Luxembourg” means Clearstream Banking, société anonyme.
“Closing Date” means July 16, 2010 or such later date on which the Notes are issued hereunder.
“CME Group” means CME Group, Inc.
“CME Group Notice Date” means the date CME Group notifies the Company it intends to rescind the Share Purchase Agreement, which shall be no later than June 30, 2011.
“Company” means BM&FBOVESPA S.A. — Bolsa de Valores, Mercadorias e Futuros and any successor thereof.
“Company Order” means a written order signed in the name of the Company by an Officer.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Bank as having an actual or interpolated maturity comparable to the remaining term of the Notes called for redemption, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of Notes called for redemption.
“Comparable Treasury Price” means, with respect to any redemption date, the average, as determined by an Independent Investment Bank, of the Reference Treasury Dealer Quotations for that redemption date after excluding the highest and lowest Reference Treasury Dealer Quotation.
“Consolidated Net Tangible Assets” means, at any date, the aggregate amount of the Company and its Subsidiaries’ assets (net of applicable reserves) after deducting therefrom (a) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities (excluding any current liabilities for money borrowed having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower), all as reflected in the Company’s most recent consolidated balance sheet as at the end of the Company’s fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with Brazilian GAAP.
“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (a) was a member of the Company’s Board of Directors on the date of the issuance of the Notes; or (b) was nominated for election, elected or appointed to the Company’s Board of Directors with the approval of or a ratification by a majority of the Continuing Directors who were members of the Company’s Board of Directors at the time of such nomination, election or appointment.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered (which office as of the date of this Indenture is located at 60 Wall Street, Mailstop NYC60-2710, New York, NY 10005, Attn: Corporates Team Deal Manager — BM&FBOVESPA S.A.; with a copy to:
Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company,
Trust & Securities Services
100 Plaza One, Mailstop JCY03-0699
Jersey City, New Jersey 07311
Attn: Corporates Team Deal Manager — BM&FBOVESPA S.A.
Tel: 201-593-2507
Fax: 732-578-4635
“Covenant Defeasance Option” has the meaning specified in Section 8.1.
“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
“CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários).
“Daily Newspaper” has the meaning specified in Section 11.2.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Defeasance trust” has the meaning specified in Section 8.2.
“Depositary” means DTC or any successor depositary for the Notes.
“Designated Affiliate” means, at any time, one or more Persons (a) designated by the Company to be the purchaser of Notes under a Change of Control Offer and (b) whose management and policies the Company directs or has the power to direct, whether by contract or otherwise, including the power to cause such Person or Persons to purchase the Notes in whole or in part in connection with a Change of Control Offer.
“DTC” means The Depository Trust Company.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.
“Event of Default” has the meaning specified in Section 6.1.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Expiration Date” has the meaning specified in Section 3.10.
“Global Note” means a global note representing the Notes substantially in the form attached hereto as Exhibit A.
“Group” means a group of related persons as defined in and for purposes of Section 13(d) of the Exchange Act.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

“Holder” means the Person in whose name a Note is registered in the Register.
“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the provisions hereof.
“Interest” means, when used with respect to a Note, the interest on such Note (including any Additional Amounts payable by the Company in respect of such interest).
“Interest Payment Date” means the Payment Date of an installment of Interest on the Notes.
“Indebtedness” means, for any Person, without duplication:
(a) Principal of and Premium in respect of all indebtedness of such Person for borrowed money or for the deferred purchase price of any Property or services;
(b) all obligations created or arising under any conditional sales or other title retention agreements with respect to any Property acquired by such Person (including, without limitation, indebtedness under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such Property or that incurred a deferred purchase price of Property, but excluding trade accounts payable or other short-term obligations to suppliers, payable within 180 days, in each case, arising in the ordinary course of business);
(c) all obligations under leases which shall have been or should be, in accordance with Brazilian GAAP, recorded as capitalized leases in respect of which such Person is liable as lessee;
(d) all Hedging Obligations;
(e) all letters of credit and Capital Lease Obligations;
(f) all direct or indirect guarantees (including, without limitation avals) of such Person in respect of, and all obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of any indebtedness or obligation referred to in paragraphs (a), (b), (c) or (d) of this definition of any other Person;
(g) all indebtedness and obligations referred to in paragraphs (a), (b), (c), (d) or (e) of this definition secured by (or for which the Person, in whose favor such indebtedness or obligation has been created, has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets of such Person, even though such Person has not assumed or become liable for the payment of such indebtedness of obligations; and
(h) any other obligation that is required to be or that is included in the financial statements as indebtedness.

“Independent Investment Bank” means one of the Reference Treasury Dealers appointed by the Company.
“INPI” means Brazilian National Institute of Industrial Property (Instituto Nacional da Propriedade Industrial).
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.
“Legal Defeasance Option” has the meaning specified in Section 8.1.
“Lien” means any mortgage, hypothecation, lien, security interest, pledge, preferential arrangement, conditional sale, title retention agreement or other charge, lien or encumbrance or any similar arrangement, including any equivalent created or arising under the laws of Brazil.
“Luxembourg Stock Exchange” means the Société de la Bourse de Luxembourg S.A.
“Maturity” means, when used with respect to any Note, the date on which the outstanding Principal of and Premium, if any, and Interest on such Note becomes due and payable as therein or herein provided, whether upon Stated Maturity, redemption, declaration of acceleration or otherwise.
“Moody’s” means Moody’s Investors Service, Inc.
“Notes” has the meaning specified in the first paragraph of the Recitals of this Indenture and shall be substantially in the form set forth in Exhibit A.
“Officer” means, with respect to a corporation, the President, Chief Executive Officer, Chief Financial Officer or any other executive or senior officer performing decision-making functions for such corporation (including, in the case of the Company, any member of its Diretoria (Board of Executive Officers)).
“Officers’ Certificate” means a certificate signed by any two Officers of the Company and delivered to the Trustee.
“Opinion of Counsel” means a written opinion of independent legal counsel of recognized standing independent and who shall be reasonably acceptable to the Trustee, which opinion is reasonably satisfactory to the Trustee.
“Outstanding” means, when used with respect to the Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
(a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed pursuant to Section 3.1, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
(c) Notes, except to the extent provided in Sections 8.1 and 8.2, with respect to which the Company has effected legal defeasance and/or covenant defeasance as provided in Article VIII; and
(d) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite Principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Company or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which the Trustee has received written notice at its address specified herein of being so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any of their respective Affiliates.
“Paying Agent” means any Person authorized by the Company to pay the Principal of and Premium, if any, or Interest on any Notes on behalf of the Company hereunder, including Deutsche Bank Trust Company Americas in its capacity as a Paying Agent, and Deutsche Bank Luxembourg S.A., in its capacity as Luxembourg Paying Agent.
“Payment Date” means the date on which payment of Interest and Premium, if any, on and/or Principal of the Notes is due.
“Payment Default” has the meaning specified in Section 6.1.
“Permitted Lien” means:
(a) a Lien arising by operation of any law, decree or governmental regulation of general applicability in connection with any Indebtedness, and which is incurred in the ordinary course of business or where the validity or amount thereof is being contested in good faith (and, if necessary, by appropriate proceedings), provided that such Lien does not arise by exercise of rights of the Holder or beneficiary as a result of any default or omission under such Indebtedness by the Company or any of its Subsidiaries;

(b) a Lien imposed by law or any governmental authority for taxes, assessments, levies or charges that are not yet overdue by more than 60 days or that are being contested in good faith (and, if necessary, by appropriate proceedings) or for commitments that have not been violated;
(c) a Lien incurred or pledges or deposits made in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d) in the case of a Wholly-owned Subsidiary, a Lien in the Company’s favor securing Indebtedness owed by such Subsidiary to the Company and in the Company’s case, a Lien in favor of any Wholly-owned Subsidiary securing Indebtedness owed by the Company to such Wholly-owned Subsidiary;
(e) any Lien securing Indebtedness incurred or assumed by the Company to finance or refinance the acquisition of the assets in respect of which such Lien has been created or permitted to subsist;
(f) Liens incurred or pledges or deposits made to secure the performance of bids, trade contracts, tenders, leases, statutory obligations, surety, customs and appeal bonds, performance bonds, customer deposits and other obligations of a similar nature, in each case in the ordinary course of business;
(g) judgment Liens in respect of judgments that do not constitute an Event of Default;
(h) Liens securing Indebtedness incurred under the Company’s clearinghouse facility from time to time;
(i) Liens arising in connection with the Company’s or its Subsidiaries’ operations relating to clearing or settlement activities;
(j) any Lien existing on the date hereof;
(k) Liens upon fixed, capital, real and/or tangible personal Property acquired after the date hereof (by purchase, construction, development, improvement, capital lease or otherwise) by the Company or any of its Subsidiaries, each of which Liens was created for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction, development or improvement) of such Property; provided that no such Lien shall extend to or cover any Property other than the Property so acquired and improvements thereon;
(l) Liens in the Company’s favor or in favor of any of its Subsidiaries;
(m) Liens arising from the sale of accounts receivable for which fair equivalent value is received;

(n) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any Liens referred to in the foregoing clauses (h), (i), (j), (k), (l) and (m) above; provided that the Principal amount of Indebtedness secured thereby and not otherwise authorized as a Permitted Lien shall not exceed the Principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement;
(o) Liens securing the Company’s obligations or those of any of its Subsidiaries in respect of any swap agreements entered into (i) in the ordinary course of business and for non-speculative purposes or (ii) solely in order to serve as a clearinghouse in respect thereof;
(p) easements, zoning restrictions, minor title defects, irregularities or imperfections, restrictions on use, rights of way, leases, subleases and similar charges and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations (other than customary maintenance requirements) and which could not reasonably be expected to have a material adverse effect on the Company or its Subsidiaries’ business or financial condition, taken as a whole;
(q) Liens created in connection with any share repurchase program in favor of any broker, dealer, custodian, trustee and/or agent administering or effecting transactions pursuant to a share repurchase program;
(r) Liens created in connection with an agreement to sell, transfer or dispose of any asset or Property (to the extent such sale, transfer or disposition is not prohibited by Section 5.1; and
(s) any Lien granted to secure borrowings from, directly or indirectly, (a) Banco Nacional de Desenvolvimento Econômico e Social—BNDES (including loans from Financiadora de Estudos e Projectos—FINEP), or any other Brazilian governmental development bank or credit agency (including, but not limited, to Banco da Amazônia S.A.—BASA and Banco do Nordeste do BrasilS.A.—BNB); and (b) any international or multilateral development bank or government-sponsored agency, export-import bank or official export-import credit insurer.
A Lien permitted by the “Limitation of Liens” covenant need not be permitted solely by reference to a single clause permitting such Lien, but may be permitted in part by such clause and in part by one or more other clauses otherwise permitting such Lien.
“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization or any other legal entity or a national state or any agency or political subdivision thereof, whether or not having a separate legal personality.
“Premium” means, when used with respect to a Note, the amount payable on such Note, in addition to the Principal amount thereof upon any redemption of such Note (including any Additional Amounts payable by the Company in respect of such Premium).

“Principal” means, when used with respect to a Note, the Principal amount of such Note (including any Additional Amounts payable by the Company in respect of such Principal).
“Principal Payment Date” means July 16, 2020 or any other date upon which Principal of the Notes and Premium, if any, becomes due, whether upon Stated Maturity, redemption, declaration of acceleration or otherwise.
“Principal Property” means the land, improvements, buildings and fixtures (including any leasehold interest therein) constituting a corporate office, facility or other capital asset within Brazil which is owned or leased by the Company or any of its Subsidiaries unless the Company’s Board of Directors has determined in good faith that such office or facility is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole. With respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions, the determination of whether any Property is a Principal Property shall be determined by reference to all Properties affected by such transaction or series of transactions.
“Proceeding” has the meaning specified in Section 11.10.
“Process Agent” has the meaning specified in Section 11.10.
“Property” means all assets, revenues, rights to receive income and other property (whether tangible or intangible) of the applicable Person.
“Qualified Institutional Buyer” has the meaning specified in Section 2.7.
“Rating Agencies” means (a) each of Moody’s and S&P; and (b) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, that the Company selects (as certified by an executive officer of ours) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Ratings Decline” means that at any time within 90 days after the date of public notice of a Change of Control, or the publicly declared intention of the Company or any other Person to effect a Change of Control, the then-applicable rating of the Notes is decreased by at least two Rating Agencies by one or more categories (i.e., notches) so long as any such Ratings Decline is expressly stated by the applicable Rating Agencies to have been the result of the Change of Control.
“Reasonable Measures” has the meaning specified in Section 3.2.
“Record Date” means, when used with respect to the Interest on the Notes payable on any Interest Payment Date, the January 1 and July 1, as the case may be, next preceding such Interest Payment Date.

“Redemption Date” means, when used with respect to any Note to be redeemed pursuant to Section 3.1 or 3.2, including any Special Redemption Date, the date fixed for such redemption by or pursuant to this Indenture, as fixed by the Company.
“Redemption Price” means, when used with respect to any Notes to be redeemed pursuant to Section 3.1 or 3.2, including any Special Redemption Price, the price at which it is to be redeemed pursuant to this Indenture, as calculated by the Company.
“Reference Treasury Dealer” means each of Banc of America Securities LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities Inc. or their Affiliates and two other primary U.S. Government securities dealers selected by the Company, and each of their respective successors. If anyone shall cease to be a primary U.S. Government securities dealer, the Company will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.
“Register” has the meaning specified in Section 2.3.
“Registrar” means Deutsche Bank Trust Company Americas, until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Registrar” shall mean such successor Registrar.
“Regulation S” means Regulation S under the Securities Act, as in effect from time to time.
“Regulation S Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons representing Notes initially sold outside of the United States pursuant to Regulation S.
“Relevant Withholding Taxes” has the meaning specified in Section 4.5.
“Remaining Scheduled Payments” means the remaining scheduled payments of Principal of, and Interest on, the Notes called for redemption that would be due after the related redemption date but for that redemption. If that redemption date is not an Interest Payment Date with respect to the Notes called for redemption, the amount of the next succeeding scheduled Interest payment on such Notes will be reduced by the amount of Interest accrued to such redemption date.
“Responsible Officer” means any officer of the Trustee in the Corporate Trust Office or any officer of any Paying Agent with direct responsibility for the administration of this Indenture.

“Restricted Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons initially sold to “Qualified Institutional Buyers” (as such term is defined in Rule 144A) pursuant to Rule 144A.
“Rule 144A” means Rule 144A under the Securities Act, as in effect from time to time.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by the Company or any of its Subsidiaries of any Principal Property, whether now owned or hereafter acquired, which Principal Property has been or is to be sold or transferred by the Company or such Subsidiary to such person.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securities Act Legend” means the following legend, printed in capital letters:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.
THIS LEGEND MAY BE REMOVED SOLELY AT THE DISCRETION AND AT THE DIRECTION OF THE ISSUER.”
“Share Purchase Agreement” means the Share Purchase and Investor Rights Agreement between CME Group and us, dated as of June 22, 2010.

“Special Redemption Date” means the date 30 calendar days, or the next Business Day if such date is not a Business Day, following the date, the Company gives notice of its decision to exercise its option to redeem the Notes.
“Special Redemption Price” means 101% of the aggregate Principal amount of the notes together with accrued and unpaid Interest, if any, from the date of initial issuance to, but not including, the Special Redemption Date, as calculated by the Company.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the Principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).
“Subsidiary” means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) the Company, (b) the Company and one or more Subsidiaries or (c) one or more Subsidiaries.
“Technology Agreement” means the Technology Agreement between Chicago Mercantile Exchange, Inc. and us, dated as of June 22, 2010.
“Transfer Agent” means Deutsche Bank Trust Company Americas and Deutsche Bank Luxembourg S.A., as applicable, and any other Person authorized by the Company to effectuate the exchange or registration of transfer of any Note on behalf of the Company hereunder.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its Principal amount) equal to the Comparable Treasury Price for that redemption date.
“Trustee” means Deutsche Bank Trust Company Americas, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Trustee” shall mean such successor Trustee.
“United States” and “U.S.” means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.
“U.S. Dollars” and “U.S.$” each mean such coin or currency of the United States as at the time of payment will be legal tender for the payment of public and private debts.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer’s option.
“Voting Stock” of any specified Person as of any date, means the capital stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.
“Wholly-Owned Subsidiary” means a Subsidiary all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.
SECTION 1.2. Rules of Construction.
(a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(ii) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(iii) “or” is not exclusive;
(iv) “including” means including, without limitation; and
(v) unless the context otherwise requires, any reference to an “Article”, a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture.
(b) All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with Brazilian GAAP.
(c) For purposes of the definitions set forth in Article I and this Indenture generally, all calculations and determinations shall be made in accordance with Brazilian GAAP and shall be based upon the consolidated financial statements of the Company and its Subsidiaries prepared in accordance with Brazilian GAAP.
SECTION 1.3. Table of Contents; Headings.
The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 1.4. Form of Documents Delivered to Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any Officers’ Certificate of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 1.5. Acts of Holders.
(a) Any request, demand, authorization, direction, consent, notice, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.5.
(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee reviewing such instrument or writing deems sufficient.

(c) The Principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register.
(d) If the Company solicits from the Holders of Notes any request, demand, authorization, direction, consent, notice, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, consent, notice, waiver or other Act, but the Company shall not have any obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, consent, notice, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, consent, notice, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.
(e) Any request, demand, authorization, direction, consent, notice, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
ARTICLE II
THE NOTES
SECTION 2.1. Form and Dating.
The Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such notations, legends or endorsements as may be required to comply with any law, stock exchange rule, agreement to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Company.
Each Global Note shall be dated the Closing Date. Each definitive certificated note (“Certificated Note”) shall be dated the date of its authentication.

The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any stock exchange on which the Notes may be listed, if any, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.
SECTION 2.2. Execution, Authentication and Delivery.
(a) Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.
(i) If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
(ii) A Note shall not be valid until an authorized signatory of the Trustee or an authenticating agent manually signs the certificate of authentication on the Note upon Company Order. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.
(iii) The Trustee or an authenticating agent shall initially authenticate and deliver Notes in an aggregate Principal amount of up to U.S.$612,000,000.
(iv) The Company may from time to time, without the consent of the Holders of the Notes, create and issue additional Notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price and the first payment of Interest thereon. Additional Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Notes.
(v) The Notes shall be issued in fully registered form without coupons attached in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof (each, an “Authorized Denomination”).
(b) The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes (the “Authenticating Agent”). Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an Authenticating Agent. An Authenticating Agent has the same rights as the Registrar or any Transfer Agent or Paying Agent.
(i) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

(ii) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Company. Upon receiving such notice of resignation or upon such a termination, the Trustee may appoint a successor Authenticating Agent reasonably acceptable to the Company and shall give written notice of such appointment to the Company.
(iii) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto.
SECTION 2.3. Transfer Agent, Registrar and Paying Agent.
(a) Subject to such reasonable regulations as the Company may prescribe, the books of the Company for the exchange, registration, and registration of transfer of Notes shall be kept at the office of the Registrar (such books maintained in such office and in any other office or agency designated for such purpose being herein referred to as the “Register”). The Company shall also cause the Trustee, in the event the Trustee is not also the Registrar, to maintain books for the exchange, registration and registration of transfer of Notes. The Company may have one or more co-registrars and one or more additional Transfer Agents or Paying Agents. The term “Registrar” includes any co-registrar.
The Company shall enter into any appropriate agency agreements with any Registrar, Transfer Agent or Paying Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6. The Company initially appoints the Trustee as Registrar, Transfer Agent and Paying Agent and Deutsche Bank Luxembourg S.A. as Luxembourg Paying Agent and Transfer Agent.
(b) The Registrar shall keep a record of all the Notes and shall make such record available during regular business hours for inspection upon the request of the Company provided to the Trustee a reasonable amount of time prior to such inspection. Such books and records shall include notations as to whether such Notes have been redeemed, or otherwise paid or cancelled, and, in the case of mutilated, destroyed, defaced, stolen or lost Notes, whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced, and the Notes issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so cancelled and the date on which such Note was cancelled. Each Transfer Agent shall notify the Registrar of any transfers or exchanges of Notes effected by it. The Registrar shall not be required to register the transfer of or exchange Certificated Notes for a period of 15 days preceding any date of selection of Notes for redemption, or register the transfer of or exchange any Certificated Notes previously called for redemption.

(c) All Notes surrendered for payment, redemption, exchange or registration of transfer shall be cancelled by the Trustee. Each Transfer Agent and Paying Agent shall notify the Trustee of any Notes surrendered for cancellation and shall deliver such Notes to the Trustee. The Trustee may destroy or cause to be destroyed all such Notes surrendered for payment, redemption, exchange or registration of transfer and, if so destroyed, shall promptly deliver a certificate of destruction to the Company.
(d) Upon the issuance of Certificated Notes, the Paying Agent shall comply with applicable backup withholding tax and information reporting requirements under the U.S. Internal Revenue Code of 1986, as amended, and U.S. Treasury Regulations promulgated thereunder with respect to payments made under the Notes (including, to the extent required, the collection of U.S. Internal Revenue Service Forms W-8 and W-9 and the filing of U.S. Internal Revenue Service Forms 1099 and 1096). Global Note payments made to DTC by the Paying Agent will be made free and clear of any withholding.
SECTION 2.4. Paying Agent to Hold Money in Trust.
By 10:00 a.m. (New York City time), no later than one Business Day prior to each Payment Date, the Company shall deposit with the Paying Agent in immediately available funds a sum sufficient to pay such Principal, Premium, if any, and Interest when due on such Payment Date (including any Additional Amounts). Each Paying Agent shall hold in trust all money held by such Paying Agent for the payment of Principal of or Premium, if any, or Interest on the Notes and shall notify the Trustee of any default by the Company in making such payments. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 2.4, the Paying Agent shall have no further liability for the money delivered to the Trustee.
Payment on the due date therefor by the Company of any amount payable under the Notes to the Paying Agent or to the Trustee in accordance with the terms of the Notes and this Indenture shall satisfy the obligation of the Company to make such payment. So long as the Trustee and the Paying Agent are the same Person, all payments made to the Paying Agent shall be deemed to have been made to the Trustee.
SECTION 2.5. Payment of Principal and Interest; Principal and Interest Rights Preserved.
(a) Except as otherwise provided herein for the redemption of the Notes, the payment of Principal of or Premium, if any, or Interest on the Notes shall be allocated on a pro rata basis among all Outstanding Notes, without preference or priority of any kind among the Notes.
(b) Final payments in respect of any Note (whether upon Stated Maturity, redemption, declaration of acceleration or otherwise) shall be made only against presentation and surrender of such Note at the Corporate Trust Office, and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Company.

(c) Payment of Principal and Premium, if any, in respect of each Note on the Principal Payment Date shall be made to the Person in whose name such Note is registered in the Register at the close of business on the fifth day (whether or not a Business Day) immediately preceding the Principal Payment Date, by U.S. Dollar check drawn on a bank in the City of New York and mailed to the Person entitled thereto at its address as it appears in the Register. Upon written notice of a Holder received by any Paying Agent at least 15 Business Days prior to the Principal Payment Date, such payment may be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the City of New York.
(d) Payment of Interest in respect of each Note shall be made on each Interest Payment Date to the Person in whose name such Note is registered in the Register at the close of business on the Record Date next preceding such Interest Payment Date. Payments in respect of Notes represented by a Global Note registered in the name of DTC or its nominee shall be effected in U.S. Dollars in accordance with the Applicable Procedures. Payments in respect of Certificated Notes shall be effected by U.S. Dollar check drawn on a bank in the City of New York and mailed to the Person entitled thereto at its address as it appears on the Register. Upon written notice of a Holder received by any Paying Agent at least 15 Business Days prior to any Interest Payment Date, such payment may be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the City of New York. Unless such designation is revoked, any such designation made by such Holder with respect to such Note shall remain in effect with respect to any future payments with respect to such Note payable to such Holder.
If the Payment Date in respect of any Note is not a business day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding business day at such place and shall not be entitled to any further Interest or other payment in respect of any such delay.
SECTION 2.6. Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee in writing, at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
SECTION 2.7. Transfer and Exchange.
(a) Interests in the Regulation S Global Note and the Restricted Global Note shall be exchangeable or transferable, as the case may be, for physical delivery of Certificated Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note, or DTC ceases to be a “Clearing Agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, or (ii) an Event of Default has occurred and is continuing with respect to the Notes; provided that such transfer or exchange is made in accordance with the provisions of this Indenture and the Applicable Procedures.

Upon receipt of notice by DTC or the Trustee, as the case may be, regarding the occurrence of any of the events described in the preceding paragraph, the Company shall use its best efforts to make arrangements with DTC for the exchange of interests in the Global Notes for individual Certificated Notes, and cause the requested individual Certificated Notes to be executed and delivered to the Trustee in sufficient quantities and authenticated by the Trustee for delivery to Holders. In the case of Certificated Notes issued in exchange for the Restricted Global Note, such Certificated Notes shall bear the Securities Act Legend. Upon the registration of transfer, exchange or replacement of Notes bearing such Securities Act Legend, or upon specific request for removal of the Securities Act Legend on a Note, the Company shall deliver only Notes that bear such Securities Act Legend, or shall refuse to remove such Securities Act Legend, as the case may be, unless there is delivered to the Company a certificate in the form of Exhibit C or Exhibit E, as the case may be, or such satisfactory evidence as may reasonably be required by the Company, which may include an opinion of counsel, that neither the Securities Act Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. The Trustee shall exchange a Note bearing the Securities Act Legend for a Note not bearing such Securities Act Legend only if it has been directed to do so in writing by the Company, upon which direction it may conclusively rely.
(b) On or prior to the 40th day after the Closing Date, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Restricted Global Note shall be made only in Authorized Denominations in accordance with the Applicable Procedures and upon receipt by the Trustee or Transfer Agent of a written certification from the transferor of the beneficial interest in the form of Exhibit D to the effect that such transfer is being made to a Person who the transferor reasonably believes is a “Qualified Institutional Buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. After such 40th day, such certification requirement shall no longer apply to such transfers.
(c) Transfers by an owner of a Certificated Note bearing the Securities Act Legend or of a beneficial interest in the Restricted Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note or in the form of a Certificated Note not bearing the Securities Act Legend shall be made only in Authorized Denominations upon receipt by the Trustee or Transfer Agent of a written certification from the transferor in the form of Exhibit C to the effect that such transfer is being made in accordance with Regulation S.
Beneficial interests in the Global Notes shall be shown on, and transfers thereof shall be effected only through records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream Banking.
Transfers between participants in DTC shall be effected in the ordinary way in accordance with the Applicable Procedures and shall be settled in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such Notes shall therefore settle in immediately available funds. There can be no assurance as to the effect, if any, of settlements in immediately available funds on trading activity in the Notes. Transfers between participants in

Euroclear and Clearstream Banking shall be effected in the ordinary way in accordance with the Applicable Procedures.
(d) Certificated Notes may be exchanged or transferred in whole or in part in the principal amount of Authorized Denominations by surrendering such Certificated Notes at the office of the Trustee or any Transfer Agent with a written instrument of transfer as provided in this Indenture in the form of Exhibit B hereto duly executed by the Holder thereof or his attorney duly authorized in writing.
In exchange for any Certificated Note properly presented for transfer, the Trustee shall within three Business Days of the receipt of a written instrument of transfer as provided in this Indenture in the form of Exhibit B, authenticate and deliver or cause to be authenticated and delivered to the transferee at the Corporate Trust Office or by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferee, for the same aggregate principal amount as was transferred. In the case of the transfer of any Certificated Note in part, the Trustee shall within three Business Days of the receipt of a written instrument of transfer as provided in this Indenture in the form of Exhibit B, authenticate and deliver or cause to be authenticated and delivered to the transferor at the Corporate Trust Office or by mail (at the risk of the transferor) to such address as the transferor may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferor, for the aggregate principal amount that was not transferred. No transfer of any Notes shall be made unless the request for such transfer is made by the registered Holder or his attorney duly authorized in writing at the Corporate Trust Office and is accompanied by a completed instrument of transfer in the form of Exhibit B attached to the Note presented for transfer.
(e) Exchanges and registrations of transfers of any Note or Notes shall be permitted and executed as provided in this Section 2.7 without any charge to the Holder of any such Note or Notes by or on behalf of the Company, the Registrar or the Transfer Agent other than payment, or the giving of such indemnity or security as the Registrar or the Transfer Agent may require, in respect of any taxes or other governmental charges which may be imposed in relation to it or insurance charges that may be imposed in relation thereto or any expenses of delivery by other than regular mail, but subject to such reasonable regulations as the Company, the Registrar and the Trustee may prescribe.
The costs and expenses of effecting any exchange or registration of transfer of Certificated Notes pursuant to the foregoing provisions, except for the expense of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charges or insurance charges that may be imposed in relation thereto, shall be borne by the Company.
All Certificated Notes issued upon any exchange or registration of transfer of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits, as the Notes surrendered upon exchange or registration of transfer.
(f) The Trustee or the Transfer Agent shall effect transfers of Global Notes and Certificated Notes. In addition, the Registrar shall keep the Register of the ownership,

exchange and transfer of any Notes. The Transfer Agent shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Trustee of any exchange or transfer of such Notes. Neither the Trustee nor any Transfer Agent shall register the exchange or the transfer of interests for a period of 15 days preceding any Payment Date or Redemption Date. The Trustee shall give prompt notice to the Company of any replacement, transfer, cancellation or destruction of the Notes.
(g) Upon any exchange of all or a portion of any Global Note for a Certificated Note or an interest in either the Restricted Global Note or the Regulation S Global Note, the Global Note to be so exchanged shall be marked to reflect the reduction of its principal amount by the aggregate principal amount of such Certificated Note or the interest to be so exchanged for an interest in a Regulation S Global Note or a Restricted Global Note, as the case may be. Until so exchanged in full, such Global Note shall in all respects be entitled to the same benefits under this Indenture as the Notes authenticated and delivered hereunder.
SECTION 2.8. Replacement Notes.
If any Note at any time becomes mutilated, defaced, destroyed, stolen or lost, such Note may be replaced at the cost of the applicant (including reasonable legal fees of the Company, the Trustee, the Transfer Agents, the Registrar and the Paying Agents) at the office of the Trustee or any Transfer Agent, upon provision of, in the case of destroyed, stolen or lost Notes, evidence satisfactory to the Trustee and the Company that such Note was destroyed, stolen or lost, together with such indemnity and/or security as the Trustee and the Company may require. Mutilated or defaced Notes must be surrendered before replacements shall be issued.
Each Note authenticated and delivered in exchange for or in lieu of any such Note shall carry rights to accrued and unpaid Interest and to Interest to accrue equivalent to the rights that were carried by such Note before such Note was mutilated, defaced, destroyed, stolen or lost.
Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits at this Indenture.
SECTION 2.9. Temporary Notes.
Subject to the provisions of Section 2.7(a), until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes and deliver them in exchange for temporary Notes at the office or agency of the Company or the Trustee, without charge to the Holder. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as Certificated Notes.
SECTION 2.10. Persons Deemed Owners.
Prior to the presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such

Note is registered as the owner of such Note for the purpose of receiving payment of Principal of and Premium, if any, and, subject to Section 2.12, Interest on such Notes and for all other purposes whatsoever, whether or not such Note be overdue and regardless of any notice of ownership, trust or any interest in it, writing on, or theft or loss of, the definitive note issued in respect of it, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.
SECTION 2.11. Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Transfer Agents and the Paying Agents shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and the Trustee shall destroy in accordance with its customary procedures (subject to the record-retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation and, if so requested by the Company in writing, deliver a certificate of such destruction to the Company, unless the Company directs the Trustee in writing to deliver cancelled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.
SECTION 2.12. Defaulted Interest.
If the Company defaults in a payment of Interest on the Notes, the Company shall pay the defaulted Interest (plus Interest on such defaulted Interest at the rate specified in Section 4.1 to the extent lawful) in any lawful manner not inconsistent with the requirements of any stock exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.12, such manner of payment shall be deemed practicable by the Trustee.
The Company may pay the defaulted Interest to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date of such defaulted Interest. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Company shall deliver to each Holder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted Interest to be paid.
SECTION 2.13. CUSIP and ISIN Numbers.
The Company in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in CUSIP and ISIN numbers.

SECTION 2.14. Open Market Purchases.
The Company or any of their Affiliates may at any time purchase Notes in the open market or otherwise at any price. All Notes so purchased may not be resold, except in compliance with applicable requirements or exemptions under the relevant securities laws.
ARTICLE III
REDEMPTION
SECTION 3.1. Optional Redemption with a Make-Whole Amount
The Notes shall be redeemable, at the option of the Company or any successor, in whole or in part, at any time and from time to time, upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice will be irrevocable), at a Redemption Price equal to the greater of (i) 100% of the Principal amount of the Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments on such Notes discounted to the Redemption Date (excluding Interest accrued to the Redemption Date), on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate plus 40 basis points. Accrued and unpaid Interest will be paid to but excluding the Redemption Date. Any optional redemption may require the prior approval of the Central Bank of Brazil.
SECTION 3.2. Optional Tax Redemption
(a) The Notes shall be redeemable, at the option of the Company or any successor, in whole, but not in part, upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at 100% of the then outstanding Principal amount thereof, plus accrued and unpaid Interest, if any, and any Additional Amounts payable with respect thereto, if (i) the Company or any successor has or will become obligated to pay Additional Amounts reflecting a withholding tax rate in excess of 15% (determined without regard to any interest, fees, penalties or other additions to tax), as a result of any change in, or amendment to, the laws or regulations of Brazil (or the jurisdiction of any successor) or any political subdivision or governmental authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment occurs after the date of this Indenture (or, for the jurisdiction of a successor, after the date of succession), and (ii) such obligation cannot be avoided by the Company or any successor taking Reasonable Measures available to it or any successor; it being understood that for this purpose “Reasonable Measures” shall not include making any change in the Company’s or any successor’s jurisdiction of incorporation or organization or location of the Company’s principal executive or registered office. No such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company or any successor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of such Notes were then due.

(b) Prior to the publication or mailing of any notice of redemption pursuant to the preceding paragraph, the Company or any successor shall deliver to the Trustee an Officers’ Certificate to the effect that the obligation of the Company or any successor, as the case may be, to pay Additional Amounts cannot be avoided by the Company or any successor taking Reasonable Measures available to it. The Company or any successor, as the case may be, shall also deliver to the Trustee an Opinion of Counsel stating that the Company or any successor, as the case may be, would be obligated to pay Additional Amounts due to the changes in tax laws or regulations. The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set forth in clauses (i) and (ii) of the preceding paragraph of this Section 3.2(a), in which event it shall be conclusive and binding on the Holders.
SECTION 3.3. Special Redemption.
If the INPI does not approve and register the Technology Agreement by March 31, 2011, and (i) the Technology Agreement is terminated by the Company or CME Group and, as a consequence of the foregoing, (ii) CME Group notifies the Company, on or prior to June 30, 2011, that it intends to terminate the Share Purchase Agreement, the Company will have the option, exercisable within 30 calendar days from the CME Group Notice Date (or the next Business Day if such date is not a Business Day), to redeem the Notes, in whole but not in part, on the Special Redemption Date at the Special Redemption Price upon giving notice to the Holders (which notice shall be irrevocable). The Company will prepare, and the Trustee on the Company’s behalf, will mail a notice of redemption to each Holder of Notes by first-class mail promptly after the Company’s decision to redeem the Notes. On and after the Special Redemption Date, Interest shall cease to accrue on the Notes (unless the Company defaults in the payment of the Special Redemption Price and accrued Interest). On or before the Special Redemption Date, the Company will deposit with the Paying Agent (or the Trustee) funds in U.S. dollars sufficient to pay the Special Redemption Price.
SECTION 3.4. Applicability of Article.
(a) Redemption of Notes at the option of the Company, as permitted by Sections 3.1, 3.2, 3.3 or any other provision of this Indenture, shall be made in accordance with such provision and this Article III.
(b) The Notes shall be redeemable, at the option of the Company, in whole or in part, at the Redemption Prices and in accordance with this Article III and on the terms and conditions, described in Paragraphs 9(a), 9(b) and 9(c) of the Notes.
SECTION 3.5. Election to Redeem; Notice to Trustee.
The election of the Company to redeem the Notes pursuant to Sections 3.1, 3.2 or 3.3 shall be evidenced by a Board Resolution. In case of any redemption of Notes at the election of the Company pursuant to Section 3.1 or Section 3.2 of this Indenture, the Company shall notify the Trustee in writing of such Redemption Date and the aggregate Principal amount of Notes to be redeemed at least 35 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), which notice shall be revocable at any time prior to the date on which the notice to the Holders referred to in Sections 3.1 or 3.2 has been given.
SECTION 3.6. Notice of Redemption by the Company.
The Company will prepare and the Trustee, on the Company’s behalf, will mail a notice of redemption to each Holder of any Note to be redeemed by first-class mail, postage prepaid, at its address as it appears in the Register. So long as the Notes continue to be listed on the Luxembourg Stock Exchange and the rules of such exchange so require, notices will also be published in a leading English language newspaper having general circulation in Luxembourg.
The notice shall state:
(a)	the Redemption Date;

(b)	the Redemption Price;

(c)	the name and address of the Paying Agents;

(d)	that Notes called for redemption must be surrendered to a Paying Agent to collect the Redemption Price;

(e)	that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, Interest on Notes called for redemption will cease to accrue on and after the Redemption Date;

(f)	the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

(g)	the CUSIP or ISIN number of the Notes, if any; and

(h)	that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.
At the Company’s election and at its request, made in writing to the Trustee at least five Business Days before notice is to be mailed to the Holders, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall deliver to the Trustee, at least five Business Days prior to the date in which notice is to be mailed to the Holders, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph; provided further that if the Company revokes the notice to the Trustee required by Section 3.5 in accordance with Section 3.5, the Trustee will not deliver such notice of redemption.

SECTION 3.7. Selection of Notes to Be Redeemed in Part.
(a) If fewer than all of the Outstanding Notes are to be redeemed pursuant to Section 3.1, the Trustee shall select the Notes to be redeemed on a pro rata basis, by lot or any other method as the Trustee shall deem fair and appropriate; provided that if the Notes are represented by Global Notes as of the Redemption Date, the selection of Notes to be redeemed will be made in accordance with DTC’s Applicable Procedures. The Trustee shall make the selection from the Outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the Principal amount of the Notes to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than five Business Days nor more than 60 days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption. The Trustee may select for redemption portions (equal to U.S.$100,000 or integral multiples of U.S.$1,000 in excess thereof) of the Principal of Notes that have denominations larger than U.S.$1,000.
(b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the Principal amount of that Note which has been or is to be redeemed.
SECTION 3.8. Deposit of Redemption Price.
By 10:00 a.m. (New York City time), no later than one Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent funds in U.S. dollars sufficient to pay the Redemption Price of and accrued Interest on the Notes to be redeemed other than Notes that have been delivered by the Company to the Trustee at least five Business Days prior to the Redemption Date for cancellation.
SECTION 3.9. Effect of Notice of Redemption.
Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the applicable Redemption Price (together with accrued Interest, if any, to the Redemption Date), and from and after such date (except in the event of a default in the payment of the Redemption Price and accrued Interest) such Notes shall cease to bear Interest. Upon surrender of any such Note to the Paying Agent for redemption in accordance with such notice, such Note shall be paid by the Company at the Redemption Price, plus accrued Interest, if any, to the Redemption Date; provided, however, that installments of Interest whose Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Dates according to their terms.
If any Note to be redeemed shall not be so paid upon surrender thereof in accordance with the Company’s instructions for redemption, the Principal shall, until paid, bear Interest from the Redemption Date at the rate borne by the Notes.

SECTION 3.10. Repurchase upon a Change of Control Triggering Event.
(a) If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its option to redeem the Notes under Section 3.1 hereof or Paragraph 9 of the Notes, the Company shall make, directly or through a Designated Affiliate, an offer to repurchase all or, at the Holder’s option, any part (in integral multiple of U.S.$.1,000 with residual of at least U.S.$.2,000) of each Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash equal to 101% of the aggregate Principal amount of Notes repurchased plus accrued and unpaid Interest, if any, on the Notes repurchased up to, but not including, the date of repurchase, and Additional Amounts payable with respect thereto, if any, up to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to the Notes or, at the Company’s option, prior to any Change of Control Triggering Event but after the public announcement of the transaction or transactions that constitutes or may constitute a Change of Control Triggering Event, the Company will be required to mail a notice to Holders of the Notes, with a copy to the Trustee for the Notes, by first class mail at the address of such Holder appearing in the Register, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, pursuant to the procedures required by such Notes and described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control Triggering Event, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. The notice shall also contain the following information:
(i) that a Change of Control Offer is being made pursuant to this Section 3.10 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;
(ii) that a Holder may tender all or any portion of its Notes pursuant to such Change of Control Offer, subject to the requirement that any portion of a Note tendered must be in a multiple of U.S.$1,000 Principal amount and that the minimum tender of any Holder must be no less than U.S.$2,000;
(iii) the purchase price, the expiration date (the “Expiration Date”) of the Change of Control Offer, which will be no less than 30 days nor more than 60 Business Days after the date such notice is mailed, and the purchase date, which will be no less than five Business Days after the Expiration Date (the “Change of Control Payment Date”);
(iv) any Note not properly tendered will remain outstanding and continue to accrue Interest;
(v) unless the Company or its Designated Affiliate defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue Interest on the Change of Control Payment Date;

(vi) Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, together with a duly executed letter of transmittal properly completed in accordance with the instructions thereto, to the Paying Agent specified in such notice at the address specified in such notice prior to the close of business on the Expiration Date;
(vii) Holders shall be entitled to withdraw their tendered Notes and their election to require the Company or a Designated Affiliate to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the Expiration Date, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the Principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased; and
(viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in Principal amount to the unpurchased portion of the Notes surrendered; provided that each such new Note will be in a Principal amount of U.S.$2,000 or an integral multiple of U.S.$1,000 in excess thereof.
If (a) notice is mailed in a manner provided in this Section 3.10 and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the Change of Control Offer as to all other Holders that properly received such notice without defect.
(b) On the Change of Control Payment Date, the Company or a Designated Affiliate shall, to the extent lawful:
(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(ii) deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
(iii) deliver, or cause to be delivered to the Trustee, the Notes properly accepted together with an Officers’ Certificate stating the aggregate Principal amount of Notes or portions of Notes repurchased by the Company or a Designated Affiliate.
(c) The Paying Agent shall promptly mail to each Holder the Change of Control Payment for its Notes that have been accepted for payment in the Change of Control Offer, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in Principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a Principal amount of U.S.$2,000 or an integral multiple of U.S.$1,000 in excess thereof.
(d) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes an offer to purchase Notes in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.10 applicable to a Change of Control Offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under such offer; provided, however, that in the event such third party terminates or defaults on its offer, the Company will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.
(e) The Company and any Designated Affiliate will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and any other applicable securities laws and regulations in making any Change of Control Offer. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of this Indenture, the provisions of this Indenture and Paragraph 9(e) of the Notes shall be deemed to be modified to the extent necessary to permit such compliance. If the provisions of such securities laws or regulations cannot be complied with as a result of such deemed modifications, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.10 or Paragraph 9(f) of the Notes by virtue thereof.
ARTICLE IV
COVENANTS
SECTION 4.1. Payment of Principal, Premium and Interest Under the Notes.
The Company shall punctually pay the Principal of and Premium, if any, and Interest on the Notes on the dates and in the manner provided in the Notes. By 10:00 a.m. (New York City time), no later than one Business Day prior to any Payment Date, the Company shall irrevocably deposit with the Paying Agent in immediately available funds a sum sufficient to pay the Principal, Premium, if any, and Interest becoming due on such Payment Date.
The Company shall pay Interest on overdue Principal and Premium, if any, at the rate borne by the Notes plus 1% per annum, and it shall pay Interest on overdue installments of Interest at the same rate to the extent lawful.
No Interest shall be payable hereunder in excess of the maximum rate permitted by applicable law.
SECTION 4.2. Maintenance of Office or Agency.
The Company shall maintain in each place of payment for the Notes an office or agency where Notes may be presented or surrendered for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust

Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
SECTION 4.3. Money for Note Payments to Be Held in Trust.
If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the Principal of or Premium, if any, or Interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the Principal or Premium, if any, or Interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.
Whenever the Company shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the Principal of or Premium, if any, or Interest on any Notes, irrevocably deposit with a Paying Agent a sum sufficient to pay such Principal, Premium, if any, or Interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such Principal, Premium, if any, or Interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of such action or any failure so to act.
Each Paying Agent, subject to the provisions of this Section 4.3, shall:
(a) hold all sums held by it for the payment of the Principal of or Premium, if any, or Interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein; provided, however, such sums need not be segregated from other funds held by it, except as required by law;
(b) give the Trustee written notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of Principal, Premium, if any, or Interest; and
(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Company shall cause each Paying Agent (other than the Trustee and the Paying Agents party hereto) to execute and deliver an instrument in which such Paying Agent shall agree with the Trustee to act as a Paying Agent in accordance with this Section 4.3.
The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the Principal of or Premium, if any, or Interest on any Note and remaining unclaimed for two years after such Principal,

Premium, if any, or Interest has become due and payable shall be paid to the Company, at the request of the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or Paying Agent, before being required to make any such repayment, shall, upon written request and at the expense of the Company, cause to be published once, in a newspaper published in the English language, customarily published at least five days a week and of general circulation in (a) the Borough of Manhattan, the city of Luxembourg and (b) so long as the Notes continue to be listed on the Luxembourg Stock Exchange, Luxembourg, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.
SECTION 4.4. Maintenance of Corporate Existence.
The Company shall, and shall cause each of its Subsidiaries to, (a) maintain in effect its corporate existence and all registrations necessary therefor; provided that these restrictions shall not prohibit any transactions permitted by Article V, the merger of any Subsidiary with or into the Company or with or into any other Wholly-Owned Subsidiary of the Company, the merger or restructuring in such a way that the Company’s assets and liabilities or those of the respective Subsidiary pass to another legal person in universal succession by operation of law or pursuant to a contractual agreement having the same effect or a corporate restructuring in such a way that all of the Company’s assets and liabilities or those of the respective Subsidiary pass to another Subsidiary or to the Company; (b) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations; and (c) maintain or cause to be maintained in good repair, working order and condition (normal wear and tear excepted) all properties used or useful in their business; provided, however, that neither the Company nor its Subsidiaries shall be prevented from dissolving one or more Subsidiaries, discontinuing those operations or suspending the maintenance of those properties which, in the reasonable judgment of the Company as evidenced by a Board Resolution, are no longer necessary or useful in the conduct of the Company’s business, or that of its Subsidiaries; and provided, further, that such dissolution or discontinuation of operations or maintenance shall not be materially disadvantageous to the Holders of the Notes.
SECTION 4.5. Payment of Additional Amounts.
(a) All payments by the Company in respect of the Notes shall be made free and clear of, and without withholding or deduction for or on account of, Brazilian Taxes, unless such withholding or deduction is required by law. In that event, the Company shall pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment made by the Company on each Note after deduction or withholding for or on account of any Brazilian Taxes shall not be less than the amount then due and payable on such Note. The foregoing obligation to pay Additional Amounts shall not apply to or in respect of:

(i) any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership or a corporation), on the one hand, and Brazil on the other hand (including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or having been engaged in a trade or business therein, having been organized or incorporated therein or having, or having had, a permanent establishment therein), other than the mere receipt of such payment or the ownership or holding of such Note;
(ii) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by such Holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
(iii) any tax, duty, assessment or other governmental charge to the extent that such tax, duty, assessment or other governmental charge would not have been imposed but for the failure of such Holder or beneficial owner to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Brazil of the Holder or beneficial owner if (A) such compliance is required or imposed by statute, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (B) at least 30 days prior to the date on which the Company shall apply this clause (iii), the Company shall have notified all Holders of Notes that some or all Holders of Notes shall be required to comply with such requirement;
(iv) any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;
(v) any tax, assessment or other governmental charge imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;
(vi) any tax, assessment or other governmental charge which would have been avoided by a Holder presenting the relevant Note (if presentation is required) or requesting that such payment be made to another Paying Agent in a member state of the European Union;
(vii) any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments on the Note; or
(viii) any combination of the above.
(b) If the Paying Agent becomes obligated to withhold or deduct tax pursuant to any European Union Directive on payments of Interest or similar income related to the Notes,

the Company shall, to the extent permitted by law, ensure that it maintains an additional Paying Agent in a member state of the European Union that is not obligated to withhold or deduct tax pursuant to such European Union Directive.
(c) The Company shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery, registration or the making of payments in respect of the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Brazil other than those resulting from, or required to be paid in connection with, the enforcement of the Notes following the occurrence of any Default or Event of Default.
(d) No Additional Amounts shall be paid with respect to a payment on any Note to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive payment of the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Note.
(e) The Company shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing any payment of Brazilian Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agents, as applicable, upon request therefor.
(f) The Company shall:
(i) at least 10 Business Days prior to the first Payment Date (and at least 10 Business Days prior to each succeeding Payment Date or any Redemption Date or Maturity date if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate), deliver to the Trustee and each Paying Agent an Officers’ Certificate (A) specifying the amount, if any, of taxes described in this Section 4.5 (the “Relevant Withholding Taxes”) required to be deducted or withheld on the payment of Principal of or Premium, if any, or Interest on the Notes to Holders and the Additional Amounts, if any, due to Holders in connection with such payment, and (B) certifying that the Company shall pay such deduction or withholding;
(ii) pay any such Relevant Withholding Taxes, together with any penalties or Interest applicable thereto, in accordance with the applicable law governing such Relevant Withholding Taxes;
(iii) within 15 days after paying such Relevant Withholding Taxes, deliver to the Trustee and each Paying Agent evidence of such payment and of the remittance thereof to the relevant taxing or other authority as described in this Section 4.5; and
(iv) pay any Additional Amounts due to Holders on any Interest Payment Date, Redemption Date or date of Maturity to the Trustee in accordance with the provisions of this Section 4.5 and Section 2.4.

(g) The Company shall indemnify the Trustee and each Paying Agent for, and hold each harmless against, any loss, liability or expense reasonably incurred without gross negligence or willful misconduct on such Person’s part, arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 4.5 or the failure of the Trustee or any Paying Agent for any reason (other than its own gross negligence or willful misconduct) to receive on a timely basis any such Officers’ Certificate or any information or documentation requested by it or otherwise required by applicable law or regulations to be obtained, furnished or filed in respect of such Relevant Withholding Taxes. The Company shall make available to any Holder requesting the same, evidence that the applicable Relevant Withholding Taxes have been paid.
(h) Any Officers’ Certificate required by this Section 4.5 to be provided to the Trustee and each Paying Agent shall be deemed to be duly provided if sent by facsimile to the Trustee at its Corporate Trustee Office with confirmation of delivery and each Paying Agent.
SECTION 4.6. Reporting Requirements.
(a) The Company shall provide the Trustee with the following:
(i) an English language version of its annual audited consolidated financial statements prepared in accordance with Brazilian GAAP within 30 days after such financial statements become available but not later than 120 days after the close of its fiscal year, provided that any document publicly available in English on the Company’s website will be deemed to have been furnished to the Trustee for purposes of this section, as long as the Trustee has been notified in writing that such document has been posted on the Company’s website;
(ii) an English language version of its unaudited quarterly consolidated financial statements prepared in accordance with Brazilian GAAP (including, as supplementary information, an unaudited condensed consolidated balance sheet and an unaudited condensed consolidated statement of operations, in each case, prepared in accordance with Brazilian GAAP), within 15 days after such financial statements become available but not later than 60 days after the close of each fiscal quarter (other than the last fiscal quarter of its fiscal year), provided that any document publicly available in English on the Company’s website will be deemed to have been furnished to the Trustee for purposes of this section, as long as the Trustee has been notified in writing that such document has been posted on the Company’s website;
(iii) simultaneously with the delivery of the financial statements referred to in clause (i) above of this Section 4.6(a), an Officers’ Certificate stating whether a Default or Event of Default exists on the date of such certificate and, if a Default or Event of Default exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;
(iv) without duplication, English language versions or summaries of such other reports or notices as may be filed or submitted by (within 30 days from the date of such filing or submission by) the Company as a publicly held company in Brazil with (a) the CVM, or (b) the Luxembourg Stock Exchange or any other stock exchange on which the Notes may be listed (in each case, to the extent that any such report or notice is generally available to the Company’s security holders or the public in Brazil or elsewhere), provided that any document publicly available in English on the Company’s website will be deemed to have been furnished to the Trustee for purposes of this section, as long as the Trustee has been notified in writing that such document has been posted on the Company’s website; and
(v) upon any director or executive officer of the Company becoming aware of the existence of a Default or Event of Default, or any event by reason of which payments of either Principal or Interest on the Notes are prohibited, an Officers’ Certificate setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.
The above reports may be delivered by the Company to the Trustee in physical or electronic form, as determined by the Company.
Copies of the above reports will be made available by the Trustee to a Holder upon such Holder’s written request to the Trustee. Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants in this Indenture (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).
Within 60 days of the close of each of the first three fiscal quarters and within 90 days of the close of each fiscal year, for so long as any of the Notes remain outstanding at the Company’s written request, the Registrar shall provide the Company with the names and addresses of each Holder of a Certificated Note, if any.
SECTION 4.7. Available Information.
The Company shall take all action necessary to provide information to permit resales of the Notes pursuant to Rule 144A, including furnishing to any Holder of a Note or owner of a beneficial interest in a Global Note, or to any prospective purchaser designated by such a Holder or beneficial owner, upon request to such Holder or beneficial owner, financial and other information required to be delivered under paragraph (d)(4) of Rule 144A (as amended from time to time and including any successor provision) unless, at the time of such request, the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act (as amended from time to time and including any successor provision).
SECTION 4.8. Limitation on Liens.
So long as any Note remains outstanding, the Company will not, nor will it permit any of its Subsidiaries to, create or suffer to exist any Liens (other than Permitted Liens) upon or with respect to the whole or any part of its or such Subsidiary’s Property, present or future, to secure any Indebtedness. If the Company or any of its Subsidiaries creates any Lien on any part of its or such Subsidiary’s Property as security for any of its or such Subsidiary’s Indebtedness or the Indebtedness of any other Person, the Company will ensure that such Liens will, at the same time or prior thereto, equally and ratably secure the payment of the Principal of and Interest on and any other obligation resulting from the Notes or the Notes will benefit from a guarantee or indemnity or other security arrangement in substantially identical terms. If any statutory lien shall be created on any part of the Company’s Property or the property of any of its Subsidiaries as security for any of its or such Subsidiary’s Indebtedness or the Indebtedness of any other Person, the Company shall ensure that an equivalent lien or another equivalent security interest is granted to secure the payment of Principal of and Interest on and any other obligation resulting from the Notes.
SECTION 4.9. Limitation on Sale and Lease-Back Transactions.
So long as any Note remains outstanding, the Company will not, nor will it permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, unless either:
(a) the Company or such Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property involved in such Sale and Lease-Back Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Notes, pursuant to Section 4.8; or
(b) the proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by the Company) and the Company applies an amount equal to the net proceeds of such Sale and Lease-Back Transaction within 365 days of such Sale and Lease-Back Transaction to any (or a combination) of (x) the prepayment or repurchase of the Notes, (y) the prepayment or repurchase (other than any mandatory repurchase, mandatory prepayment or sinking fund payment or by payment at maturity) of its or any such Subsidiary’s other Indebtedness (other than Indebtedness that is subordinated to the Notes or Indebtedness owed to the Company or its Subsidiaries) that matures more than 12 months after the date of the Sale and Lease-Back Transaction or (z) the purchase, construction, development, expansion or improvement of other comparable property.
The restrictions set forth above will not apply to: (i) transactions providing for a lease term of not more than three years; and (ii) transactions between the Company and any of its Subsidiaries or between its Subsidiaries.
SECTION 4.10. General Liens Basket.
Notwithstanding the limitations set forth in Sections 4.8 and 4.9 and without limiting the Company’s or any of its Subsidiaries’ ability to issue, incur, create, assume or guarantee Indebtedness secured by Permitted Liens, the Company and any of its Subsidiaries will be permitted to incur Indebtedness secured by a Lien or to enter into a Sale and Lease-Back Transaction, in either case, without regard to the restrictions contained in Sections 4.8 and 4.9 if, at the time the Indebtedness is incurred and after giving effect to this Indebtedness and to the repurchase of any Indebtedness which is concurrently being repurchased, the sum of (a) the aggregate principal amount of all Indebtedness secured by Liens other than Permitted Liens, and (b) the Attributable Debt (if any) of all of its and its Subsidiaries’ Sale and Lease-Back

Transactions not otherwise permitted by the provisions described under Section 4.9 does not exceed 20% of the Company’s Consolidated Net Tangible Assets.
SECTION 4.11. Waiver of Certain Covenants.
The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 5.3 or Sections 4.6 or 4.8, if before or after the time for such compliance the Holders of at least a majority in Principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provisions or condition shall remain in full force and effect.
ARTICLE V
MERGERS, CONSOLIDATIONS OR BUSINESS COMBINATIONS
SECTION 5.1. Limitation on Mergers, Consolidations or Business Combinations.
So long as any Note remains outstanding, the Company will not, nor will it permit any of its Subsidiaries to, merge, consolidate or otherwise combine with any other Person, or sell or otherwise dispose of the whole or a substantial part of its or their Property unless: (a) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such Property shall be a corporation organized and existing under the laws of Brazil and shall assume payment of the Principal of and Interest on the Notes and the performance and observance of all other obligations and conditions in this section to be performed or observed by the Company; (b) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default with its obligations under any Indebtedness and no Default or Event of Default will, after giving effect to such transaction, have occurred and be continuing with respect to the Notes; and (c) any authorization required to obtain and transfer U.S. dollars or any other currency which at that time is legal tender in the United States out of Brazil in connection with the conditions of this section remains in full force.
Notwithstanding anything to the contrary in the foregoing, so long as no Default or Event of Default shall have occurred and is continuing at the time of such proposed transaction or would result therefrom:
(i) any of the Company’s Subsidiaries may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any Person in cases where such transaction would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; or

(ii) any of the Company’s Subsidiaries may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to the Company or any of its other Subsidiaries.
SECTION 5.2. Successor Substituted.
Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of the whole or a substantial part of the Company’s Properties or the Properties of the Subsidiaries in accordance with Section 5.1 in which the Company is released from its obligations under this Indenture and the Notes, the surviving or transferor Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor had been named as the Company therein. Only when a successor assumes all the obligations of its predecessor under this Indenture and the Notes the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of Principal of and Premium, if any, and Interest on the Notes.
SECTION 5.3. Notes to Be Secured in Certain Events.
If, upon any such consolidation of the Company with or merger of the Company into any other corporation, or upon any conveyance, lease or transfer of the property of the Company substantially as an entirety to any other Person, any property or assets of the Company would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 4.8 or 4.10 without equally and ratably securing the Notes, the Company, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, shall as to such property or assets, secure the Outstanding Notes (together with, if the Company so determines, any other Debt of the Company now existing or hereinafter created which is not subordinate in right of payment to the Notes) equally and ratably with or prior to the Debt which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or shall cause such Notes to be so secured.
ARTICLE VI
EVENTS OF DEFAULT AND REMEDIES
SECTION 6.1. Events of Default.
The term “Event of Default” means, when used herein, any one of the following events:
(a) The Company defaults in any payment of Interest (including any related Additional Amounts) on any Note when the same becomes due and payable, and such Default continues for a period of 30 days;
(b) The Company defaults in the payment of the Principal (including Premium, if any, and any related Additional Amounts) of any Note when the same becomes due and payable upon its redemption or otherwise;

(c) The Company fails to comply with any of its covenants or agreements in the Notes or this Indenture (other than those referred to in clauses (a) and (b) of this Section 6.1), and such failure continues for 30 days after the notice specified below;
(d) The Company or any Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any such Subsidiary (or the payment of which is guaranteed by the Company or any such Subsidiary) whether such Indebtedness for borrowed money or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by failure to pay Principal of or Premium, if any, or interest on such Indebtedness for borrowed money after giving effect to any grace period provided in such Indebtedness for borrowed money on the date of such default (“Payment Default”) or (ii) results in the acceleration of such Indebtedness for borrowed money prior to its express maturity and, in each case, the principal amount of any such Indebtedness for borrowed money, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S.$100,000,000 (or the equivalent thereof in another currency at the time of determination) or more in the aggregate;
(e) One or more final and nonappealable judgments or decrees for the payment of money of U.S.$100,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate are rendered against the Company or any Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 90 days following commencement of such enforcement proceedings or (ii) there is a period of 180 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed; or
(f) The Company or any of its Subsidiaries:
(i) is dissolved (except in connection with (1) a merger or restructuring in such a way that all of its assets and liabilities or those of the respective Subsidiary pass to another legal person in universal succession by operation of law or pursuant to a contractual agreement having the same effect or (2) a corporate restructuring in such a way that all of its assets and liabilities or those of the respective Subsidiary pass to another Subsidiary or to the Company); or
(ii) suspend payments on its debts or fails or is unable to pay its debts generally as they become due; or
(iii) commence, to the extent permitted by applicable law, a voluntary case in bankruptcy, insolvency or any other action or proceeding for any other relief under any law affecting creditors’ rights that is similar to a bankruptcy law; or
(iv) consent by answer or otherwise to the commencement against it of an involuntary case in bankruptcy, insolvency or any other such action or proceeding, or a proceeding is commenced in an involuntary case in bankruptcy in respect of the

Company or any of its Subsidiaries and such proceeding is not dismissed or stayed on or before the 90th calendar day after the commencement thereof or if any such dismissal or stay ceases to be in effect.
A Default under clause (c) of this Section 6.1 is not an Event of Default until the Trustee (acting at the written direction of Holders of at least 25% in Principal amount of the Notes) or the Holders of at least 25% in Principal amount of the Notes outstanding notify the Company (with a copy to the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice.
The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default except for the occurrence of (a) or (b) above unless written notice of such Default or Event of Default has been received by a Responsible Officer of the Trustee from the Company or by any Holder.
SECTION 6.2. Acceleration of Maturity, Rescission and Amendment.
If an Event of Default (other than an Event of Default specified in clause (f) of Section 6.1) occurs and is continuing, the Trustee (acting at the written direction of Holders of at least 25% in Principal amount of the Notes) or the Holders of not less than 25% in Principal amount of the Outstanding Notes may declare all unpaid Principal of and Premium, if any, and accrued Interest on all Notes to be due and payable immediately, by a notice in writing to the Company (with a copy to the Trustee, if provided by the Holders), and upon any such declarations such amounts shall become due and payable immediately. If an Event of Default specified in clause (f) of Section 6.1 occurs and is continuing, then the Principal of and Premium, if any, and accrued Interest on all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in Principal amount of the Notes by written notice to the Company and the Trustee may rescind or annul such declaration if:
(a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue Interest on Outstanding Notes, (ii) all unpaid Principal of and Premium, if any, on the Notes that have become due otherwise than by such declaration of acceleration, (iii) to the extent that payment of such Interest on the Notes is lawful, interest on such overdue Interest (including any Additional Amounts) as provided herein and (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(b) all Events of Default have been cured or waived as provided in Section 6.13 other than the nonpayment of Principal that has become due solely because of acceleration.
In the case of any Event of Default referred to in clauses (d)(i) and/or (d)(ii) of Section 6.1, such Event of Default will be automatically rescinded or annulled if the Payment

Default and/or the acceleration of the Debt referred to therein is remedied or cured by the Company or such Subsidiary or waived by the holders of such Debt within 30 days after the Payment Default and/or acceleration in respect of such Debt.
No such rescission or annulment referred to in either of the two preceding paragraphs of this Section 6.2 shall affect any subsequent Default or Event of Default or impair any right consequent thereto.
SECTION 6.3. Collection Suit by Trustee.
If an Event of Default specified in Section 6.1(a) or Section 6.1(b) occurs, the Trustee, in its own name as trustee of an express trust, (i) may institute a judicial proceeding for the collection of the whole amount then due and payable on such Notes for Principal and Premium, if any, and Interest (including Additional Amounts), and interest on any overdue Principal and Premium, if any, and, to the extent that payment of such interest (including Additional Amounts) shall be legally enforceable, upon any overdue installment of Interest (including Additional Amounts), at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) may prosecute such proceeding to judgment or final decree and (iii) may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by any available proceeding at law or in equity, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
SECTION 6.4. Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or Premium, if any, or Interest (including Additional Amounts) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
SECTION 6.5. Trustee May Enforce Claims Without Possession of Notes.
All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 6.6. Application of Money Collected.
Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order:
FIRST: to the Trustee, the Paying Agent and their respective counsel for amounts due to them hereunder (including, without limitation, under Section 7.6);
SECOND: to Holders for amounts due and unpaid on the Notes for Principal and Premium, if any, and Interest (including Additional Amounts), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Principal, Premium, if any, and Interest (including Additional Amounts), respectively; and
THIRD: to the Company.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.6. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.
SECTION 6.7. Limitation on Suits.
A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
(a) the Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing;
(b) the Holders of at least 25% in Principal amount of the Notes have made a written request to the Trustee to pursue the remedy in respect of such Event of Default;
(c) such Holder or Holders have offered and provided to the Trustee security or indemnity in connection with such remedy satisfactory to the Trustee against any cost, loss, liability or expense to be incurred in compliance with such request;
(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and provision of security or indemnity; and
(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in Principal amount of the Notes outstanding.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.8. Rights of Holders to Receive Principal, Premium and Interest.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of and Premium, if any, and Interest on the Notes held by such Holder, on or after the respective Payment Dates expressed in the Notes, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.9. Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 6.10. Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the trustee hereunder) and the Holders allowed in any judicial proceedings relative to the Company, their respective creditors or their respective properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Paying Agents, their respective agents and its counsel, and any other amounts due the Trustee under Section 7.6. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.11. Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12. Control by Holders.
The Holders of a majority in aggregate Principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee shall be under no obligation to exercise any its rights or powers under this Indenture at the request or direction of the Holders if such request or direction conflicts with any law or with this Indenture or, subject to Section 7.1, if the Trustee determines it is unduly prejudicial to the rights of other Holders (it being understood that, subject to Sections 7.1 and 7.2, the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders) or would involve the Trustee in personal liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such request or direction. Prior to taking any action hereunder, the Trustee shall be entitled to security and/or indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.
SECTION 6.13. Waiver of Past Defaults and Events of Default.
Subject to Section 6.2, the Holders of a majority in Principal amount of the Outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (a) a Default or Event of Default in the payment of the Principal of or Premium, if any, or Interest on a Note or (b) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. The Holders of all Outstanding Notes by notice to the Trustee may waive any Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
SECTION 6.14. Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement of mutilated, defaced, destroyed, lost or stolen Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 6.15. Waiver of Stay or Extension Laws.
The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VII
TRUSTEE AND PAYING AGENTS
SECTION 7.1. Duties of Trustee and Paying Agents.
(a) If an Event of Default has occurred and is continuing and a Responsible Officer has actual knowledge thereof, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(b) Except during the continuance of an Event of Default, (i) the Trustee and each Paying Agent undertake to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee or any Paying Agent; and (ii) in the absence of bad faith on the part of the Trustee or any Paying Agent, the Trustee or any Paying Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or any Paying Agent and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or the Paying Agent, the Trustee and the Paying Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).
(c) The Trustee may not be relieved from liability for its own gross negligence or willful misconduct, except that:
(i) this Section 7.1(c) does not limit the effect of Section 7.1(b);
(ii) neither the Trustee nor any Paying Agent shall be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee or the Paying Agent was grossly negligent in ascertaining the pertinent facts; and
(iii) neither the Trustee nor any Paying Agent shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.7 or Section 6.12 or exercising any trust or power conferred upon the Trustee or the Paying Agent under this Indenture.
(d) Neither the Trustee nor any Paying Agent shall be liable for interest on any money received by it except as the Trustee or such Paying Agent may agree in writing with the Company.

(e) Money held in trust by the Trustee or any Paying Agent need not be segregated from other funds except to the extent required by law.
(f) No provision of this Indenture shall require the Trustee or any Paying Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it believes that repayment of such funds and/or adequate indemnity against such risk or liability is not satisfactorily assured to it.
(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee and any Paying Agent shall be subject to the provisions of this Section 7.1.
SECTION 7.2. Rights of Trustee.
(a) The Trustee and any Paying Agent may rely upon, and shall be protected in acting or refraining from acting based upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor any Paying Agent need investigate any fact or matter stated in any such document.
(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate, the written advice of a qualified tax expert or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate, the qualified tax expert’s written advice or the Opinion of Counsel.
(c) The Trustee may act through agents and shall not be responsible for the willful misconduct or gross negligence of any agent appointed with due care.
(d) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee or any Paying Agent by copies thereof certified by the Secretary or an Assistant Secretary (or equivalent officer) of the Company.
(e) Neither the Trustee nor any Paying Agent shall be under any obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee or such Paying Agent security or indemnity satisfactory to the Trustee or such Paying Agent against the costs, expenses and liabilities that might be incurred thereby.
(f) Neither the Trustee nor any Paying Agent shall be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture; provided that the conduct of the Trustee or such Paying Agent does not constitute gross negligence or willful misconduct and provided further that this clause (f) does not limit the effect of Section 7.1(b).
(g) The Trustee and any Paying Agent may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(h) Neither the Trustee nor any Paying Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless requested in writing by the Holders of not less than a majority in aggregate Principal amount of the Notes Outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not satisfactorily assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require from the Holders indemnity and/or security satisfactory to the Trustee against such expenses or liabilities as a condition to proceeding.
(i) Neither the Trustee nor any Paying Agent shall be required to invest, or shall be under any liability for interest, on any moneys at any time received by it pursuant to any of the provisions of this Indenture or the Notes except as the Trustee or any Paying Agent may otherwise agree with the Company in writing. Such moneys need not be segregated from other funds except to the extent required by mandatory provisions of law.
(j) In no event shall the Trustee or any Paying Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee or such Paying Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(k) The permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.
(l) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Officer authorized to sign an Officers’ Certificate, including any Officer specified as so authorized in any such certificate previously delivered and not superseded.
(m) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
(n) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and any such notice references the Notes or this Indenture.

SECTION 7.3. Individual Rights of Trustee.
The Trustee and any Paying Agent, Registrar or co-registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or their respective Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.
SECTION 7.4. Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or by the Company or any other Person in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.
SECTION 7.5. Notice of Defaults and Events of Default.
If a Default or Event of Default occurs and is continuing, and if it is known to a Responsible Officer, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after a Responsible Officer acquires actual knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of Principal of or Premium, if any, or Interest on any Note, the Trustee may withhold the notice and shall be protected from withholding the notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders. For all purposes of this Indenture and the Notes, the Trustee shall not be deemed to have knowledge of a Default or Event of Default unless (a) a Responsible Officer of the Trustee has actual knowledge thereof, or (b) written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and any such notice references the Notes or this Indenture.
SECTION 7.6. Compensation and Indemnity.
The Company agrees to pay to the Trustee and any Paying Agent from time to time such compensation as shall be agreed upon in writing for its services. The Trustee’s compensation shall not be limited by any law regarding compensation of a trustee of an express trust. The Company agrees to reimburse promptly the Trustee and any Paying Agent upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s and any Paying Agent’s agents, counsel, accountants and experts previously notified to the Company by the Trustee or Paying Agent. Payments of any such expenses by the Company to the Trustee or any Paying Agent, as the case may be, shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments, fees or other governmental charges of whatever nature imposed or levied by or on behalf of Brazil or any political subdivision or authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Company shall pay to the Trustee or any

Paying Agent, as the case may be, such additional amounts as may be necessary in order that every net payment made by the Company to the Trustee and such Paying Agent, as the case may be, after deducting or withholding for or on account of any present or future tax, penalty, fine, duty, assessment or other governmental charge imposed upon or as a result of such payment by Brazil or any political subdivision or taxing authority thereof or therein shall not be less than the amount then due and payable to the Trustee or any Paying Agent, as the case may be; provided, however, that the foregoing obligation to pay additional amounts shall not apply to or in respect of (a) any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between the Trustee or such Paying Agent, on the one hand, and Brazil on the other hand, other than the mere receipt of payments of such expenses; (b) any tax, duty, assessment or other governmental charge to the extent that such tax, duty, assessment or other governmental charge would not have been imposed but for the failure of the Trustee or such Paying Agent to comply with any certification, identification or other reporting requirements of which it has been notified in writing concerning the nationality, residence, identity or connection with Brazil of the Trustee or such Paying Agent if such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge; or (c) any combination of the above. The Company shall indemnify each of the Trustee and any Paying Agent against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without gross negligence or willful misconduct on its part arising out of and in connection with the administration of this Indenture and the performance of its respective duties hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture. The Company undertakes to indemnify each of the Paying Agents and their affiliates against all losses, liabilities, including any and all tax liabilities, which, for the avoidance of doubt, shall include taxes both in Brazil and Luxembourg and associated penalties, costs, claims, actions, damages, expenses or demands, which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties by any Paying Agent or its affiliates under this Indenture except as may result from its own default, gross negligence or willful misconduct or that of its directors, officers or employees or any of them. For the avoidance of doubt, the obligation in the preceding two sentences to indemnify the Trustee and the Paying Agents shall not apply to or in respect of taxes incurred as a result of the receipt by the Trustee or the Paying Agents of compensation for their services. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel selected by the Trustee and the Company shall pay the reasonable fees and expenses of such counsel.
To secure the payment obligations of the Company in this Section 7.6, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee or any Paying Agent, except that held in trust to pay Principal of and Premium, if any, and Interest on particular Notes.
The obligations of the Company pursuant to this Section 7.6 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee or any Paying Agent incurs expenses after the occurrence of a Default or Event of Default specified in Section 6.1(f), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
The Company acknowledges that neither the Trustee nor the Paying Agent makes representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction. The Company represents that it has fully satisfied itself as to any tax impact of this Indenture before agreeing to the terms herein, and is responsible for any and all federal, state, local, income, franchise, withholding, value added, sales, use, transfer, stamp or other taxes imposed by any jurisdiction in respect of this Indenture.
The Company agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Indenture by the Trustee and/or the Paying Agents.
SECTION 7.7. Replacement of Trustee.
The Trustee may resign with 30 days prior written notice by so notifying the Company in writing. The Holders of a majority in Principal amount of the Notes may remove the Trustee by so notifying the Trustee with 30 days prior written notice and may appoint a successor Trustee. The Company shall remove the Trustee if:
(a)	the Trustee fails to comply with Section 7.9;

(b)	the Trustee is adjudged a bankrupt or insolvent;

(c)	a receiver or other public officer takes charge of the Trustee or its property; or

(d)	the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee) the Company shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in Principal amount of the Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.9, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Company’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.
SECTION 7.8. Successor Trustee by Merger.
Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association to which all or substantially all of the corporate trust business of the Trustee may be sold or otherwise transferred, shall be the successor trustee hereunder without any further act.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such adopted certificates shall have the full force of all provisions within the Notes or in this Indenture relating to the certificate of the Trustee.
SECTION 7.9. Eligibility; Disqualification.
The Trustee hereunder shall at all times be a corporation, bank or trust company organized and doing business under the laws of the United States or any state thereof (a) which is authorized under such laws to exercise corporate trust power, (b) is subject to supervision or examination by governmental authorities, (c) shall have at all times a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition and (d) shall have its Corporate Trust Office in the city of New York. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.9, it shall resign immediately in the manner and with the effect specified in Section 7.7.
SECTION 7.10. Resignation of a Paying Agent.
Any Paying Agent may resign at any time by so notifying the Trustee and the Company in writing at least 30 days prior to the effectiveness of such resignation.
Any successor Paying Agent shall have all the rights, powers and duties of the Paying Agent under this Indenture. The Trustee shall mail a notice of any resignation or succession to Holders.

Notwithstanding the replacement of the Paying Agent pursuant to this Section 7.10, the Company’s obligations under Section 7.6 shall continue for the benefit of the resigning Paying Agent.
ARTICLE VIII
DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 8.1. Discharge of Liability on Notes.
(a) When (i) the Company delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.8) for cancellation or (ii) all Outstanding Notes have become due and payable, whether on a Redemption Date as a result of the mailing of a notice of redemption pursuant to Article 3 or at the Stated Maturity of the Notes, and the Company deposits in trust, for the benefit of the Holders, with the Trustee funds sufficient to pay at Maturity all Outstanding Notes and Interest thereon (other than Notes replaced pursuant to Section 2.8), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture, and the obligations of the Company pursuant hereto, shall, subject to Sections 8.1(c) and 8.6, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel (each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.
(b) Subject to Sections 8.1(c), 8.2 and 8.6, the Company at any time may terminate (i) all of its respective obligations under this Indenture and the Notes (“Legal Defeasance Option”) or (ii) its respective obligations under Sections 3.10, 4.6, 4.7, 4.8, 4.9, 4.10, 5.1 and 5.3 and the operation of Section 6.1 (“Covenant Defeasance Option”). The Legal Defeasance Option may be exercised notwithstanding any prior exercise of the Covenant Defeasance Option.
If the Legal Defeasance Option is exercised, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Covenant Defeasance Option is exercised, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.1.
Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of the obligations of the Company hereunder except those specified in Section 8.1(c).
(c) Notwithstanding Section 8.1(b), the Company’s obligations pursuant to Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 4.2, 4.5, 7.6, 7.7, 8.4, 8.5 and 8.6 shall survive until the Notes have been paid in full. Thereafter, the obligations of the Company pursuant to Sections 7.6, 7.7, 8.4 and 8.5 shall survive.

SECTION 8.2. Conditions to Defeasance.
The Company may exercise the Legal Defeasance Option or the Covenant Defeasance Option only if:
(a) The Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (the “Defeasance Trust”) pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations, or a combination thereof, sufficient for the payment of Principal of and Premium, if any, and Interest on all the Notes to Maturity or redemption, as the case may be;
(b) The Company delivers to the Trustee a certificate from an internationally recognized firm of independent accountants expressing their opinion that the payments of Principal of and Premium, if any, and Interest on the Notes when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee shall provide cash at such times and in such amounts as shall be sufficient to pay Principal of and Premium, if any, and Interest on all the Notes when due at Maturity;
(c) No Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;
(d) The deposit does not constitute a default or event of default under any other agreement binding on the Company, as the case may be;
(e) The Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is not qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended;
(f) The Company delivers to the Trustee Opinions of Counsel stating that, under Brazilian law, Holders (other than Brazilian persons) shall not recognize gain for Brazilian tax purposes and payments from the defeasance trust to any such Holder shall not be subject to withholding payments under Brazilian law;
(g) In the case of the Legal Defeasance Option, the Company delivers to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(h) In the case of the Covenant Defeasance Option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
(i) The Company delivers to the Trustee an Opinion of Counsel to the effect that, after the passage of 123 days following the deposit, the trust funds shall not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally;
(j) The Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with; and
(k) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.
SECTION 8.3. Application of Trust Money.
The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.2. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent or Paying Agents and in accordance with this Indenture to the payment of Principal of and Premium, if any, and Interest on the Notes.
SECTION 8.4. Repayment to Company.
Upon termination of the trust established pursuant to Section 8.2, the Trustee and each Paying Agent shall promptly pay to the Company upon request, any excess cash or U.S. Government Obligations held by them.
Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company, upon request, any money held by them for the payment of Principal of or Premium, if any, or Interest on the Notes that remains unclaimed for two years after the due date for such payment of Principal or Premium, if any, or Interest, and, thereafter, the Trustee and each Paying Agent, as the case may be, shall not be liable for payment of such amounts hereunder and the Holders shall be entitled to such recovery of such amounts only from the Company.
SECTION 8.5. Indemnity for U.S. Governmental Obligations.
The Company shall promptly pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the Principal and interest received on such U.S. Government Obligations.
SECTION 8.6. Reinstatement.
If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of Principal of or Premium, if any, or Interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.
ARTICLE IX
AMENDMENTS
SECTION 9.1. Without Consent of Holders.
The Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture and the Notes without notice to or the consent or vote of any Holder, for the following purposes:
(a) to cure any ambiguity, omission, defect or inconsistency (including, without limitation, any inconsistency between the text of this Indenture and the Notes and the description of this Indenture and the Notes contained in the final Offering Memorandum relating to the Notes dated July 9, 2010);
(b) to add guarantees or collateral with respect to the Notes;
(c) to add to the covenants of the Company for the benefit of the Holders;
(d) to surrender any right conferred by the Indenture or the Notes upon the Company;
(e) to evidence and provide for the acceptance of an appointment of a successor Trustee;
(f) to comply with any requirements of the U.S. Securities and Exchange Commission in connection with any qualification of this Indenture under the U.S. Trust Indenture Act of 1939, as amended;
(g) to provide for the issuance of additional Notes; or
(h) to make any other change that does not materially and adversely affect the rights of any Holder;
provided that, as a condition of its execution of any amendment or supplement to this Indenture or the Notes, the Trustee shall be entitled to receive and rely upon (a) an Officer’s Certificate from the Company certifying that such amendment or supplement shall have no adverse effect on the Holders, and (b) an Opinion of Counsel opining as to the compliance of such amendment or supplement with the provisions of this Indenture and the Notes.
Upon the written request of the Company and upon receipt by the Trustee of the documents described in the preceding paragraph and in Section 9.5, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.
SECTION 9.2. With Consent of Holders.
Except as specified in Section 9.1, the Company and the Trustee, together, may amend or supplement this Indenture and the Notes with the written consent of the Holders of at least a majority in Principal amount of the Outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders under this Indenture; provided, however, that, without the consent of each Holder affected thereby, an amendment may not:
(a) reduce the rate of or extend the time for payment of Interest on any Note;
(b) reduce the Principal of or extend the Stated Maturity of any Note;
(c) reduce the amount payable upon the redemption of any Note or upon a Change of Control Offer or change the time at which any Note may be redeemed or repurchased upon a Change of Control Offer;
(d) change the currency for payment of Principal of or Premium, if any, or Interest on, any Note;
(e) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;
(f) waive a Default or Event of Default in payment of Principal of and Premium, if any, and Interest on the Notes;
(g) reduce the Principal amount of Notes whose Holders must consent to any amendment, supplement or waiver; or
(h) make any change in this first paragraph of this Section 9.2.
Upon the written request of the Company and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.1 and in Section 9.5 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

The Company shall mail to Holders prior written notice of any amendment proposed to be adopted under this Section 9.2.
It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
After an amendment under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.
SECTION 9.3. Revocation and Effect of Consents and Waivers.
(a) A consent to an amendment or a waiver by a Holder of Notes shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the written notice of revocation at least one Business Day prior to the date the amendment or waiver becomes effective. After it becomes effective, an amendment or waiver shall bind every Holder.
(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above. If a record date is fixed, then notwithstanding Section 9.3(a) those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
SECTION 9.4. Notation on or Exchange of Notes.
If an amendment changes the terms of a Note, the Company may require the Holder to deliver the Note to the Trustee. If so instructed by the Company in writing, the Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
SECTION 9.5. Trustee to Sign Amendments.
The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment, waiver or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment, waiver or supplement, the Trustee shall be entitled to receive indemnity satisfactory to the Trustee and, subject to Section 7.1, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel provided pursuant to Section 12.3, which shall state, in addition to the statements required by Section 9.1 and by Section 12.3, that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company in accordance with its terms, as conclusive evidence of the foregoing.
SECTION 9.6. Payment for Consent.
Neither the Company nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of Interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture and the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
ARTICLE X
MEETINGS OF HOLDERS
SECTION 10.1. Purposes for Which Meetings May Be Called.
A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:
(a) to give any notice to the Company or the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VI;
(b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VII;
(c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.2; or
(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate Principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law.
SECTION 10.2. Manner of Calling Meetings.
The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.1, to be held at such time and at such place in the City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and the Holders at their last addresses as they shall appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Outstanding Notes are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Outstanding Notes, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
SECTION 10.3. Call of Meetings by Company or Holders.
In case at any time the Company or the Holders of not less than 10% in aggregate Principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in the City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers published in the English language, customarily published at least five days a week and of general circulation in (i) the city of Luxembourg and (ii) so long as the Notes continue to be listed on the Luxembourg Stock Exchange, Luxembourg, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.
SECTION 10.4. Who May Attend and Vote at Meetings.
To be entitled to vote at any meeting of Holders, a Person shall (i) be a registered Holder of one or more Notes, or (ii) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its respective counsel.
SECTION 10.5. Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.
Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.
The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or the Holders as provided in Section 10.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in Principal amount of the Notes represented at the meeting and entitled to vote.
At any meeting each Holder or proxy shall, subject to the provisions of Section 10.4, be entitled to one vote for each U.S.$1,000 Principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holders of a majority in aggregate Principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.
SECTION 10.6. Voting at the Meeting and Record to Be Kept.
The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or/of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
Any record so signed and verified shall be conclusive evidence of the matters therein stated.
SECTION 10.7. Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.
Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

SECTION 10.8. Procedures Not Exclusive.
The procedures set forth in this Article X are not exclusive and the rights and obligations of the Company, the Trustee and the Holders under other Articles of this Indenture (including, without limitation, Articles VI, VII, VIII and IX) shall in no way be limited by the provisions of this Article X.
ARTICLE XI
MISCELLANEOUS
SECTION 11.1. Provisions of Indenture and Notes for the Sole Benefit of Parties and Holders of Notes.
Nothing in this Indenture and the Notes, expressed or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Indenture and the Notes.
SECTION 11.2. Notices.
Any request, demand, authorization, direction, consent, notice, waiver or other communication or document provided or permitted by this Indenture to be made upon, given, provided or furnished to, or filed with, any party to this Indenture shall, except as otherwise expressly provided herein, be deemed to have been received only upon actual receipt thereof by prepaid first class mail, courier or telecopier, addressed to the relevant party as follows:
To the Company:
Attention: Eduardo Refinetti Guardia
Praça Antonio Prado, 48, 7th floor,
São Paulo, SP, 01010-901, Brazil
Fax no.: (55-11) 3104-8683
To the Trustee, Paying Agent and Registrar:
Deutsche Bank Trust Company Americas
Trust & Securities Services
60 Wall Street, MS NYC60-2710
New York, New York 10005
Attn: Corporates Team Deal Manager — BM&FBOVESPA
Tel: 201-593-2507
Fax: 732-578-4635
With a copy to:

Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust & Securities Services
100 Plaza One, Mailstop JCY03-0699
Jersey City, New Jersey 07311
Attn: Corporates Team Deal Manager — BM&FBOVESPA
Tel: 201-593-2507
Fax: 732-578-4635
To the Luxembourg Paying Agent:
Deutsche Bank Luxembourg S.A.
2, boulevard Konrad, L-1115
Luxembourg
Fax: 352-473-136
Any party by notice to the other parties may designate additional or different addresses for subsequent notices or communications. Notwithstanding anything herein to the contrary, any notice required to be delivered to the Trustee hereunder or under the Notes shall not be considered to have been delivered to the Trustee unless (i) a Responsible Officer of the Trustee has received such notice or (ii) such notice shall have been given to the Trustee by the Company or by any Holder of the Notes at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
Where this Indenture provides for the giving of notice to Holders, such notice shall be deemed to have been given upon (a) the mailing of first class mail, postage prepaid, of such notice to Holders of the Notes at their address as it appears in the Register; provided that for so long as Global Notes are outstanding, notices to be given to Holders will be given to the Depositary, in accordance with its Applicable Procedures as in effect from time to time, and (b) for so long as the Notes continue to be listed on the Luxembourg Stock Exchange and the rules of this stock exchange so require, publication of such notice to the Holders of the Notes in English in a leading newspaper having general circulation in Luxembourg or, provided that if publication in Luxembourg is impracticable, the Company shall make the publication in a widely circulated newspaper in London or elsewhere in Western Europe. Notices may also be published on the website of the Luxembourg Stock Exchange (www.bourse.lu). For purposes of this paragraph 7, “Daily Newspaper” means a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in Luxembourg or, when applicable, elsewhere in Western Europe. Any such notice shall be deemed to have been delivered on the date of first publication.
The Company shall also cause all other such publications of such notices as may be required from time to time by applicable Brazilian law, including, without limitation, those required under the applicable regulations issued by the CVM.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to a Holder in the manner provided above, it is duly given, whether or not the addressee receives it.
SECTION 11.3. Officers’ Certificate and Opinion of Counsel as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.4) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.4) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 11.4. Statements Required in Officers’ Certificate or Opinion of Counsel.
Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(a) a statement that each Person making or rendering such Officers’ Certificate or Opinion of Counsel has read such covenant or condition and the related definitions;
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;
(c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d) a statement as to whether or not, in the opinion of each such Person, such covenant or condition has been complied with.
SECTION 11.5. Rules by Trustee, Registrar Paying Agent and Transfer Agents.
The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Paying Agents and the Transfer Agents may make reasonable rules for their functions.

SECTION 11.6. Currency Indemnity.
U.S. Dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Note, the Company shall indemnify such Holder against any loss sustained by it as a result; and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Holder, such Holder shall, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 11.6, it shall be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Company, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.
SECTION 11.7. No Recourse Against Others.
No director, officer, employee, direct or indirect shareholder or incorporator, as such, of the Company or the Trustee or any Paying Agent shall have any liability for any obligations of the Company or the Trustee or any Paying Agent, respectively, under this Indenture and the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
SECTION 11.8. Legal Holidays.
In any case where any Payment Date or Redemption Date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of Interest or Premium, if any, or Principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date or Redemption Date, as the case may be; provided that no Interest shall accrue for the period from and after such Payment Date or Redemption Date, as the case may be.

SECTION 11.9. Governing Law.
THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 11.10. Consent to Jurisdiction; Waiver of Immunities.
(a) Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan in the city of New York with respect to actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out of or relating to this Indenture and the Notes or any transaction contemplated hereby or thereby (a “Proceeding”), and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints BM&F USA Inc. 61 Broadway, 26th Floor, Suite 2605, New York, New York (the “Process Agent”), as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any Proceeding. If for any reason such Person shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, the Paying Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction.
(b) The Company hereby irrevocably appoints the Process Agent as its agent to receive, on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in such New York State or U.S. federal court sitting in the Borough of Manhattan in the city of New York. Such service shall be made by delivering by hand a copy of such process to the Company in care of the Process Agent at the address specified above. The Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure of the Process Agent to give notice to the Company or failure of the Company to receive notice of such service of process shall not affect in any way the validity of such service on the Process Agent or the Company. As an alternative method of service, the Company also irrevocably consents to the service of any and all process in any such Proceeding by the delivery by hand of copies of such process to the Company at its address specified in Section 11.2 or at any other address previously furnished in writing by the Company to the Trustee. The Company covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect during the term of the Notes, and to cause the Process Agent to continue to act as such.

(c) Nothing in this Section 11.10 shall affect the right of any party, including the Trustee, the Paying Agent, any other Paying Agent, the Transfer Agent or any Holder, to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other competent jurisdictions.
(d) The Company irrevocably agrees that, in any proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law. The Company irrevocably agrees that, where permitted by applicable law, it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under this Indenture and the Notes.
SECTION 11.11. Successors and Assigns.
All covenants and agreements of the Company in this Indenture and the Notes shall bind its respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 11.12. Multiple Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
SECTION 11.13. Severability Clause.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.
SECTION 11.14. Patriot Act Rider
The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act Deutsche Bank Trust Company Americas, like all financial institutions and in order to help fight funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide Deutsche Bank Trust Company Americas with such information as it may request in order for Deutsche Bank Trust Company Americas to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS, as Issuer
By:	/s/ Edemir Pinto
	Name:	Edemir Pinto
	Title:	Chief Executive Officer

By:	/s/ Eduardo Refinetti Guardia
	Name:	Eduardo Refinetti Guardia
	Title:	Chief Financial, Corporate Affairs and Investor Relations Officer

(Signature page to the Indenture)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Registrar, Transfer Agent and Paying Agent
By:	Deutsche Bank National Trust Company

By:	/s/ Cynthia J. Powell
	Name:	Cynthia J. Powell
	Title:	Vice President

By:	/s/ Kenneth R. Ring
	Name:	Kenneth R. Ring
	Title:	Vice President

DEUTSCHE BANK LUXEMBOURG S.A., as Luxembourg Paying Agent and Transfer Agent
By:	/s/ Cynthia J. Powell
	Name:	Cynthia J. Powell
	Title:	Attorney-in-Fact

By:	/s/ Kenneth R. Ring
	Name:	Kenneth R. Ring
	Title:	Attorney-in-Fact

(Signature page to the Indenture)

STATE OF NEW JERSEY	)
) ss:
COUNTY OF HUDSON	)
On the 16th day of July, 2010, before me personally came Cynthia J. Powell, to me known, who, being by me duly sworn, did depose and say that she is a Vice President of DEUTSCHE BANK NATIONAL TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.
[Notarial Seal]

/s/ Jeffrey Schoenfeld
Notary Public
COMMISSION EXPIRES]

STATE OF NEW JERSEY	)
) ss:
COUNTY OF HUDSON	)
On the 16th day of July, 2010, before me personally came Kenneth R. Ring, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of DEUTSCHE BANK NATIONAL TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.
[Notarial Seal]

/s/ Jeffrey Schoenfeld
Notary Public
COMMISSION EXPIRES]

(Signature page to the Indenture)

STATE OF NEW JERSEY	)
) ss:
COUNTY OF HUDSON	)
On the 16th day of July, 2010, before me personally came Cynthia J. Powell, to me known, who, being by me duly sworn, did depose and say that she, as attorney-in-fact for DEUTSCHE BANK LUXEMBOURG S.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.
[Notarial Seal]

/s/ Jeffrey Schoenfeld
Notary Public
COMMISSION EXPIRES]

STATE OF NEW JERSEY	)
) ss:
COUNTY OF HUDSON	)
On the 16th day of July, 2010, before me personally came Kenneth R. Ring, to me known, who, being by me duly sworn, did depose and say that he, as attorney-in-fact for DEUTSCHE BANK LUXEMBOURG S.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.
[Notarial Seal]

/s/ Jeffrey Schoenfeld
Notary Public
COMMISSION EXPIRES]

(Signature page to the Indenture)

EXHIBIT A
FORM OF NOTE
[FACE OF NOTE]
UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY (“DTC”), TO THE ISSUER NAMED HEREIN (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE AND REFERRED TO ON THE REVERSE HEREOF.
[Include if Note is a Restricted Global Note, or a Note issued in exchange therefor, as required under this Indenture: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THIS LEGEND MAY BE REMOVED SOLELY AT THE DISCRETION AND AT THE DIRECTION OF THE ISSUER.]
[Include if Note is Regulation S Global Note, or a Note issued in exchange therefor, in accordance with this Indenture: “THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THIS LEGEND MAY BE REMOVED SOLELY AT THE DISCRETION AND AT THE DIRECTION OF THE ISSUER.”]

BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS
U.S.$612,000,000
5.500% Notes due 2020
[RESTRICTED GLOBAL NOTE]
[REGULATION S GLOBAL NOTE]
[CERTIFICATED NOTE]
Representing U.S.$
5.500% Notes due 2020

No. [R-1] [S-1]

CUSIP No. [09657Q AA7] [P1728M AA1]	Principal Amount
ISIN No. [US09657QAA76] [USP1728MAA10]	U.S.$
BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS, a company (sociedade por ações) organized under the laws of the Federative Republic of Brazil (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                          , or registered assigns, U.S.$               , on July 16, 2020 (the “Principal Payment Date”), upon presentment and surrender of this Note, or on such other date or dates as the then relevant Principal sum may become payable in accordance with the provisions hereof and in the Indenture.
Interest on the outstanding Principal amount and Premium, if any, shall be borne at the rate of 5.500% per annum payable semi-annually in arrears on each January 16 and July 16 of each year (each such date an “Interest Payment Date”), commencing on January 16, 2011 until payment of said Principal amount and Premium, if any, has been made or duly provided for in full together with such other amounts as may be payable, all subject to and in accordance with the terms and conditions set forth herein and in the Indenture; provided, however, that in the event that the Company shall at any time default on the payment of Principal, Premium, if any, Interest or such other amounts as any may be payable in respect of the Notes, the Company shall pay interest on overdue Principal and Premium, if any, at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of Interest at the same rate to the extent lawful.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication herein has been executed by the Trustee or Authenticating Agent by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
Dated:

BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS
By:
Name:
Title:

By:
Name:
Title:

Witnesses:

Name:

Name:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
This is one of the Notes
referred to in the within
mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	Deutsche Bank National Trust Company

By:
Authorized Officer

STATE OF NEW JERSEY	)
) ss:
COUNTY OF HUDSON	)
On the      day of July, 2010, before me personally came                      , to me known, who, being by me duly sworn, did depose and say that                      is a                        of DEUTSCHE BANK NATIONAL TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.
[Notarial Seal]

Notary Public
COMMISSION EXPIRES

[FORM OF REVERSE SIDE OF NOTE]
5.500% Notes due 2020
TERMS AND CONDITIONS OF THE NOTES
This Note is one of a duly authorized issue of 5.500% Notes due 2020 of the Company. The Notes constitute senior unsecured obligations of the Company, initially limited to an aggregate Principal amount of U.S.$612,000,000, and mature at 100% of the Principal amount on July 16, 2020, unless earlier redeemed.
1. Indenture.
The Notes are, and shall be, issued under an Indenture, dated as of July 16, 2010 (the “Indenture”), among BM&FBOVESPA S.A. — Bolsa de Valores, Mercadorias e Futuros (the “Company”), Deutsche Bank Trust Company Americas, as Trustee, Registrar, Transfer Agent and Paying Agent (the “Trustee”), and Deutsche Bank Luxembourg S.A., as Luxembourg Paying Agent and Transfer Agent (the “Luxembourg Paying Agent”). The terms of the Notes include those stated in the Indenture. The Holders of the Notes shall be entitled to the benefit of, be bound by and be deemed to have notice of, all provisions of the Indenture. Reference is hereby made to the Indenture and all supplemental indentures thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Paying Agent, any other Paying Agent, the Transfer Agent and the Holders of the Notes and the terms upon which the Notes, are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. Copies of the Indenture and each Global Note shall be available for inspection during normal business hours at the offices of the Trustee and each Paying Agent.
The Company may from time to time, without the consent of the Holders of the Notes, create and issue additional Notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price and the first payment of Interest thereon. Additional Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Notes.
The Indenture imposes certain limitations on the creation of Liens by the Company or its Subsidiaries and mergers, consolidations or business combinations involving the Company or its Subsidiaries. In addition, the Indenture requires the maintenance of the existence of the Company and its Subsidiaries and includes reporting requirements applicable to the Company.
2. Interest.
The Notes bear Interest at the rate per annum shown above from July 16, 2010, or from the most recent Interest Payment Date (as defined below) to which Interest has been paid or provided for, payable semi-annually in arrears on January 16 and July 16 of each year (each such date, an “Interest Payment Date”), commencing on January 16, 2011. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay Interest on overdue Principal and Premium, if any, at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of Interest at the same rate to the extent lawful.
3. Principal.
Unless previously redeemed or purchased and cancelled, the Notes shall be redeemed at 100% of the Principal amount thereon on July 16, 2020.
4. Method of Payment.
Prior to 10:00 am (New York City time), no later than one Business Day prior to any Payment Date, the Company shall irrevocably deposit with the Paying Agent in immediately available funds a sum sufficient to pay the Principal, Premium, if any, and Interest becoming due on such Payment Date. Payments of Interest in respect of each Note shall be made on each Interest Payment Date to the Person in whose name such Note is registered in the Register at the close of business on the January 1 and July 1 (whether or not a Business Day), as the case may be (each, a “Record Date”), next preceding such Interest Payment Date. Payment of Principal and Premium, if any, in respect of each Note on the Principal Payment Date shall be made to the Person in whose name such Note is registered in the Register at the close of business on the fifth day (whether or not a Business Day) immediately preceding the Principal Payment Date.
Payments in respect of Notes represented by a Global Note registered in the name of DTC or its nominee shall be effected in U.S. Dollars in accordance with the Applicable Procedures.
Payments of Interest, as well as Principal and Premium, if any, in respect of Certificated Notes shall be made by U.S. Dollar check drawn on a bank in the City of New York and mailed to the Person entitled thereto at its address as it appears in the Register. Upon written notice of a Holder received by any Paying Agent at least 15 Business Days prior to an Interest Payment Date or the Principal Payment Date, as the case may be, such payment may be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the City of New York.
All payments on this Note are subject in all cases to any applicable tax or other laws and regulations, but without prejudice to the provisions of Paragraph 6 hereof. Except as provided in Section 2.8 of the Indenture, no fees or expenses shall be charged to the Holders in respect of such payments.
If the Payment Date in respect of any Note is not a business day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding business day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.
If the amount of Principal or Premium, if any, or Interest which is due on the Notes is not paid in full, the Registrar shall annotate the Register with a record of the amount of Principal, Premium or Interest, if any, in fact paid.

5. Registrar, Paying Agent and Transfer Agent.
The Trustee shall act as Registrar, Transfer Agent and Paying Agent of the Notes, and Deutsche Bank Luxembourg S.A. has been initially appointed as Luxembourg Paying Agent and Transfer Agent. The Company may appoint and change any Registrar, Paying Agent or Transfer Agent without notice.
6. Additional Amounts.
All payments by the Company in respect of the Notes shall be made free and clear of, and without withholding or deduction for or on account of, Brazilian Taxes, unless such withholding or deduction is required by law. In that event, the Company shall pay to each Holder such Additional Amounts as may be necessary in order that every net payment made by the Company on each Note after deduction or withholding for or on account of any Brazilian Taxes shall not be less than the amount then due and payable on such Note.
(a) The foregoing obligation to pay Additional Amounts shall not apply to or in respect of:
(i) any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership or a corporation), on the one hand, and Brazil on the other hand (including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or having been engaged in a trade or business therein, having been organized or incorporated therein or having, or having had, a permanent establishment therein) other than the mere receipt of such payment or the ownership or holding of such Note;
(ii) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by such Holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
(iii) any tax, duty, assessment or other governmental charge to the extent that such tax, duty, assessment or other governmental charge would not have been imposed but for the failure of such Holder or beneficial owner to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Brazil of the Holder or beneficial owner if (A) such compliance is required or imposed by statute, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (B) at least 30 days prior to the date on which the Company shall apply this clause (iii), the Company shall have notified all Holders of Notes that some or all Holders of Notes shall be required to comply with such requirement;

(iv) any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;
(v) any tax, assessment or other governmental charge imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;
(vi) any tax, assessment or other governmental charge which would have been avoided by a Holder presenting the relevant Note (if presentation is required) or requesting that such payment be made to another Paying Agent in a member state of the European Union;
(vii) any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments on the Note; or
(viii) any combination of the above.
If the Paying Agent becomes obligated to withhold or deduct tax on payments of Interest or similar income related to the Notes, the Company shall, to the extent permitted by law, ensure that it maintains an additional Paying Agent in a member state of the European Union that is not obligated to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings.
The Company shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery, registration or the making of payments in respect of the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Brazil other than those resulting from, or required to be paid in connection with, the enforcement of the Notes following the occurrence of any Default or Event of Default.
No Additional Amounts shall be paid with respect to a payment on any Note to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive payment of the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Note.
The Company shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing any payment of Brazilian Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agents, as applicable, upon request therefor.
7. No Conversion.

The Notes shall not be convertible into any securities of the Company or any of its Affiliates.
8. Open Market Purchases.
The Company or any of its Affiliates may at any time purchase Notes in the open market or otherwise at any price. All Notes so purchased may not be resold, except in compliance with applicable requirements or exemptions under any relevant securities and other laws.
9. Redemption.
(a) Optional Redemption with Make-Whole Amount
The Notes shall be redeemable, at the option of the Company or any successor, in whole or in part, at any time and from time to time, upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice will be irrevocable), at a Redemption Price equal to the greater of (i) 100% of the Principal amount of the Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments on such Notes discounted to the Redemption Date (excluding Interest accrued to the Redemption Date), on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate plus 40 basis points. Accrued and unpaid Interest will be paid to but excluding the Redemption Date. Any optional redemption may require the prior approval of the Central Bank of Brazil.
(b) Optional Tax Redemption
The Notes shall be redeemable, at the option of the Company or any successor, in whole, but not in part, upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at 100% of the then outstanding Principal amount thereof, plus accrued and unpaid Interest, if any, and any Additional Amounts payable with respect thereto, if (i) the Company or any successor has or will become obligated to pay Additional Amounts reflecting a withholding tax rate in excess of 15% (determined without regard to any interest, fees, penalties or other additions to tax), as a result of any change in, or amendment to, the laws or regulations of Brazil (or the jurisdiction of any successor) or any political subdivision or governmental authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment occurs after the date of the Indenture (or, for the jurisdiction of a successor, after the date of succession), and (ii) such obligation cannot be avoided by the Company or any successor taking Reasonable Measures available to it or any successor; it being understood that for this purpose “Reasonable Measures” shall not include making any change in the Company’s or any successor’s jurisdiction of incorporation or organization or location of the Company’s principal executive or registered office. No such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company or any successor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of such Notes were then due.

Prior to the publication or mailing of any notice of redemption pursuant to the preceding paragraph, the Company or any successor shall deliver to the Trustee an Officers’ Certificate to the effect that the obligation of the Company or any successor, as the case may be, to pay Additional Amounts cannot be avoided by the Company or any successor taking Reasonable Measures available to it. The Company or any successor, as the case may be, shall also deliver to the Trustee an Opinion of Counsel stating that the Company or any successor, as the case may be, would be obligated to pay Additional Amounts due to the changes in tax laws or regulations. The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set forth in clauses (i) and (ii) of the preceding paragraph of this Paragraph 9(b), in which event it shall be conclusive and binding on the Holders.
(c) Special Redemption
If the INPI does not approve and register the Technology Agreement by March 31, 2011, and (i) the Technology Agreement is terminated by the Company or CME Group and, as a consequence of the foregoing, (ii) CME Group notifies the Company, on or prior to June 30, 2011, that it intends to terminate the Share Purchase Agreement, the Company will have the option, exercisable within 30 calendar days from the CME Group Notice Date (or the next Business Day if such date is not a Business Day), to redeem the Notes, in whole but not in part, on the Special Redemption Date at the Special Redemption Price upon giving notice to the Holders (which notice shall be irrevocable). The Company will prepare, and the Trustee on the Company’s behalf, will mail a notice of redemption to each Holder of Notes by first-class mail promptly after the Company’s decision to redeem the Notes. On and after the Special Redemption Date, Interest shall cease to accrue on the Notes (unless the Company defaults in the payment of the Special Redemption Price and accrued Interest). On or before the Special Redemption Date, the Company will deposit with the Paying Agent (or the Trustee) funds in U.S. dollars sufficient to pay the Special Redemption Price.
(d) On and after a Redemption Date, Interest will cease to accrue on the Notes called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued Interest). On or before a Redemption Date, the Company will deposit with the Paying Agent (or the Trustee) funds in U.S. dollars sufficient to pay the Redemption Price of and accrued Interest on the Notes to be redeemed on that date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee pro rata or by lot, in the case of Notes issued in global form, based on a method that most nearly approximates a pro rata selection in accordance with the procedures of DTC.
(e) A notice of redemption will be prepared by the Company and mailed by the Trustee, on the Company’s behalf, to each Holder of any Note to be redeemed, by first-class mail, postage prepaid, at its address as it appears in the Register at least 30 and not more than 60 days before the Redemption Date. So long as the Notes continue to be listed on the Luxembourg Stock Exchange and the rules of such exchange so require, notices shall also be published in a leading English language newspaper having general circulation in Luxembourg.
(f) The Company may enter into an arrangement under which it or one of its subsidiaries may purchase any Note to be redeemed pursuant to Section 3 of the Indenture or this Paragraph 9. In the event that the price paid by the Company or any such subsidiary is less than the full redemption amount, the Company will pay, or cause one of its Affiliates to pay, the amount of such shortfall directly to the Holder of the Note being so purchased on the Redemption Date.
(g) Repurchase upon Change of Control
If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its option to redeem the Notes under Section 3.1 or Paragraph 9 of the Notes, the Company shall make, directly or through a Designated Affiliate, an offer to repurchase all or, at the Holder’s option, any part (in integral multiples of U.S.$.1,000 with residual of at least U.S.$.2,000) of each Holder’s Notes pursuant to the offer described below at a price in cash equal to 101% of the aggregate Principal amount of Notes repurchased plus accrued and unpaid Interest, if any, on the Notes repurchased up to, but not including the date of repurchase, and Additional Amounts payable with respect thereto, if any, up to, but not including, to the date of repurchase. Within 30 days following any Change of Control Triggering Event with respect to the Notes or, at the Company’s option, prior to any Change of Control Triggering Event but after the public announcement of the transaction or transactions that constitutes or may constitute a Change of Control Triggering Event, the Company will be required to mail a notice to Holders of the Notes, with a copy to the Trustee for the Notes, by first class mail at the address of such Holder appearing in the Register, containing the information specified in Section 3.9(a) of the Indenture and describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 30 and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by such Notes and described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control Triggering Event, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
(i) On the Change of Control Payment Date, the Company or a Designated Affiliate shall, to the extent lawful: (i) accept for payment for all Notes properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and (iii) deliver, or cause to be delivered to the Trustee, the Notes properly accepted together with an Officers’ Certificate stating the aggregate Principal amount of Notes or portions of Notes repurchased by the Company or a Designated Affiliate.
(ii) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes an offer to purchase Notes in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.10 of the Indenture applicable to a Change of Control Offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under such offer; provided, however, that in the event such third party terminates or defaults on its offer, the Company will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.
(iii) The Company and any Designated Affiliate will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and any other applicable securities laws and regulations in making any Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the provisions of the Indenture and Paragraph 9(f) of the Notes shall be deemed to be modified to the extent necessary to permit such compliance. If the provisions of such securities laws or regulations cannot be complied with as a result of such deemed modifications, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.10 of the Indenture or Paragraph 9(g) of the Notes by virtue thereof.
For purposes of this Paragraph 9, the following is a summary of certain defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as other capitalized terms used herein for which no definition is provided.
“Below Investment Grade Rating Event” means for any period that the Notes are assigned a rating that is below an Investment Grade Rating by each of the Rating Agencies on any date during the period commencing upon the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following public notice of the occurrence of the related Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies taking the applicable rating action to which this definition would otherwise apply do not announce or publicly confirm or inform the Holders of the Notes in writing at the Holder’s request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time the Below Investment Grade Rating Event occurs).
“Change of Control” means the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s and its Subsidiaries’ assets taken as a whole to any Person or Group, other than the Company or one of its Subsidiaries; (b) the approval by the holders of the Company’s common stock of any plan or proposal for the Company’s liquidation or dissolution (except for a liquidation or dissolution in connection with (i) a merger or restructuring in such a way that all of the Company’s assets and liabilities or those of its respective Subsidiary pass to another legal person in universal succession by operation of law or pursuant to a contractual agreement having the same effect and provided that no assets or liabilities from another company are transferred to such successor legal person or (ii) a corporate restructuring in such a way that all of the Company’s assets and liabilities or those of its respective Subsidiary pass to another Subsidiary or to the Company); (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock; or (d) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; provided that a transaction will not be deemed to involve a Change of Control if (x) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (y) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (z) immediately following that transaction no Person or Group (other than a holding company that satisfies the requirements of this proviso) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event occurring in respect of that Change of Control.
“CME Group” means CME Group, Inc.
“CME Group Notice Date” means the date CME Group notifies the Company it intends to rescind the Share Purchase Agreement, which shall be no later than June 30, 2011.
“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (a) was a member of the Company’s Board of Directors on the date of the issuance of the Notes; or (b) was nominated for election, elected or appointed to the Company’s Board of Directors with the approval of or a ratification by a majority of the Continuing Directors who were members of the Company’s Board of Directors at the time of such nomination, election or appointment.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Bank as having an actual or interpolated maturity comparable to the remaining term of the Notes called for redemption, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of Notes called for redemption.
“Comparable Treasury Price” means, with respect to any redemption date, the average, as determined by an Independent Investment Bank, of the Reference Treasury Dealer Quotations for that redemption date after excluding the highest and lowest Reference Treasury Dealer Quotation.
“Comparable Treasury Price” means, with respect to any redemption date, the average, as determined by the Independent Investment Banker, of the Reference Treasury Dealer Quotations for that redemption date after excluding the highest and lowest Reference Treasury Dealer Quotation.

“Independent Investment Bank” means one of the Reference Treasury Dealers appointed by the Company.
“INPI” means Brazilian National Institute of Industrial Property (Instituto Nacional da Propriedade Industrial).
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.
“Rating Agencies” means (i) each of Moody’s and S&P; and (ii) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, that the Company selects (as certified by an executive officer of the Company) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Reference Treasury Dealer” means each of Banc of America Securities LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities Inc. or their Affiliates and two other primary U.S. Government securities dealers selected by the Company, and each of their respective successors. If any one shall cease to be a primary U.S. Government securities dealer, the Company will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.
“Remaining Scheduled Payments” means the remaining scheduled payments of Principal of, and Interest on, the Notes called for redemption that would be due after the related redemption date but for that redemption. If that redemption date is not an Interest Payment Date with respect to the Notes called for redemption, the amount of the next succeeding scheduled Interest payment on such Notes will be reduced by the amount of Interest accrued to such redemption date.
“Share Purchase Agreement” means the Share Purchase and Investor Rights Agreement between CME Group and us, dated as of June 22, 2010.
“Special Redemption Date” means the date 30 calendar days, or the next Business Day if such date is not a Business Day, following the date, the Company gives notice of its decision to exercise its option to redeem the Notes.
“Special Redemption Price” means 101% of the aggregate Principal amount of the notes together with accrued and unpaid Interest, if any, from the date of initial issuance to, but not including, the Special Redemption Date, as calculated by the Company.

“Technology Agreement” means the Technology Agreement between Chicago Mercantile Exchange, Inc. and us dated as of June 22, 2010.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
“Voting Stock” of any specified Person as of any date, means the capital stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.
10. Denominations; Transfer; Exchange.
The Notes are in fully registered form without coupons attached in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee or Transfer Agent, as the case may be, may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
The Trustee or Transfer Agent, as the case may be, need not register the transfer or exchange of any Notes for a period of 15 days preceding a Redemption Date or any Payment Date.
11. Persons Deemed Owners.
The registered Holder of this Note may be treated as the owner thereof for all purposes.
12. Unclaimed Money.
Subject to applicable law, the Trustee and the Paying Agents shall pay to the Company upon request any monies held by them for the payment of Principal, Premium, if any, or Interest that remains unclaimed for two years, and thereafter, Holders entitled to such monies must look to the Company for payment as general creditors.
13. Defeasance.
Subject to the terms of the Indenture, the Company at any time may terminate some or all of their obligations under the Indenture and the Notes if the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient for the payment of Principal of and Premium, if any, and Interest on all the Notes to Maturity.

14. Amendment; Waiver.
Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in Principal amount of the Outstanding Notes, and any past Default or compliance with any provisions of the Indenture may be waived with the consent of the Holders of at least a majority in Principal amount of the Outstanding Notes. However, without the consent of each Holder affected thereby, no amendment shall:
(i) reduce the rate of or extend the time for payment of Interest on any Note;
(ii) reduce the Principal of or extend the Stated Maturity of any Note;
(iii) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed;
(iv) change the currency for payment of Principal of or Premium, if any, or Interest on any Note;
(v) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;
(vi) waive a Default or Event of Default in payment of Principal of and Premium, if any, and Interest on the Notes;
(vii) reduce the Principal amount of Notes whose Holders must consent to any amendment, supplement or waiver; or
(viii) make any change in the first paragraph of Section 9.2 of the Indenture.
The Company and the Trustee may, without the consent or vote of any Holder of the Notes, amend or supplement the Indenture and the Notes, for the following purposes:
(i) to cure any ambiguity, omission, defect or inconsistency, provided that such amendment or supplement does not materially and adversely affect the rights of any Holder;
(ii) to add guarantees or collateral with respect to the Notes;
(iii) to add to the covenants of the Company for the benefit of the Holders;
(iv) to surrender any right conferred by the Indenture or the Notes upon the Company;
(v) to evidence and provide for the acceptance of an appointment of a successor Trustee;

(vi) to comply with any requirements of the U.S. Securities and Exchange Commission in connection with any qualification of the Indenture under the U.S. Trust Indenture Act of 1939, as amended;
(vii) to provide for the issuance of additional Notes; or
(viii) to make any other change that does not materially and adversely affect the rights of any Holder;
As a condition of its execution of any amendment or supplement to the Indenture or the Notes, the Trustee shall be entitled to receive and rely upon (a) an Officer’s Certificate from the Company certifying that such amendment or supplement shall have no adverse effect on the Holders, and (b) an Opinion of Counsel satisfactory to the Trustee opining as to the compliance of such amendment or supplement with the provisions of the Indenture and the Notes.
15. Defaults and Remedies.
An “Event of Default” occurs if:
(i) The Company defaults in any payment of Interest (including any related Additional Amounts) on any Note when the same becomes due and payable, and such Default continues for a period of 30 days;
(ii) The Company defaults in the payment of the Principal (including Premium, if any, and any related Additional Amounts) of any Note when the same becomes due and payable upon its Stated Maturity, redemption or otherwise;
(iii) The Company fails to comply with any of its covenants or agreements in the Notes or the Indenture (other than those referred to in clauses (a) and (b) of Section 6.1 of the Indenture), and such failure continues for 30 days after the notice specified below;
(iv) The Company or any Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any such Subsidiary (or the payment of which is guaranteed by the Company or any such Subsidiary) whether such Indebtedness for borrowed money or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Indebtedness for borrowed money after giving effect to any grace period provided in such Indebtedness for borrowed money on the date of such default (“Payment Default”) or (b) results in the acceleration of such Indebtedness for borrowed money prior to its express maturity and, in each case, the principal amount of any such Indebtedness for borrowed money, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S.$100,000,000 (or the equivalent thereof in another currency at the time of determination) or more in the aggregate;

(v) One or more final and nonappealable judgments or decrees for the payment of money of U.S.$100,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate are rendered against the Company or any Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 90 days following commencement of such enforcement proceedings or (b) there is a period of 180 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed; or
(vi) The Company or any of its Subsidiaries:
(a) is dissolved (except in connection with (i) a merger or restructuring in such a way that all of its assets and liabilities or those of the respective Subsidiary pass to another legal person in universal succession by operation of law or pursuant to a contractual agreement having the same effect or (ii) a corporate restructuring in such a way that all of its assets and liabilities or those of the respective Subsidiary pass to another Subsidiary or to the Company); or
(b) suspend payments on its debts or fails or is unable to pay its debts generally as they become due; or
(c) commence, to the extent permitted by applicable law, a voluntary case in bankruptcy, insolvency or any other action or proceeding for any other relief under any law affecting creditors’ rights that is similar to a bankruptcy law; or
(d) consent by answer or otherwise to the commencement against it of an involuntary case in bankruptcy, insolvency or any other such action or proceeding, or a proceeding is commenced in an involuntary case in bankruptcy in respect of the Company or any of its Subsidiaries and such proceeding is not dismissed or stayed on or before the 90th calendar day after the commencement thereof or if any such dismissal or stay ceases to be in effect.
A Default under clause (iii) above is not an Event of Default until the Trustee (acting at the written direction of Holders of at least 25% in Principal amount of the Notes) or the Holders of at least 25% in Principal amount of the Outstanding Notes notify the Company (with a copy to the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice.
The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default except for the occurrence of (i) or (ii) above unless written notice of such Default or Event of Default has been received by a Responsible Officer of the Trustee from the Company or any Holder.

If an Event of Default (other than an Event of Default specified in clause (vi) above) occurs and is continuing, the Trustee (acting at the written direction of Holders of at least 25% in Principal amount of the Notes) or the Holders of not less than 25% in Principal amount of the Outstanding Notes may declare all unpaid Principal of and Premium, if any, and accrued Interest on all Notes to be due and payable immediately, by a notice in writing to the Company (with a copy to the Trustee, if provided by the Holders), and upon any such declarations such amounts shall become due and payable immediately. If an Event of Default specified in clause (vi) above occurs and is continuing, then the Principal of and Premium, if any, and accrued Interest on, all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of the Holders, unless such Holders shall have offered to the Trustee indemnity and/or security in connection with such exercise satisfactory to the Trustee. Subject to such provision for the indemnification of and/or providing of security to the Trustee, the Holders of a majority in aggregate Principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.
At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in Principal amount of the Notes by written notice to the Company and the Trustee may rescind or annul a declaration of acceleration if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all overdue Interest on Outstanding Notes, all unpaid Principal of, and Premium, if any, on, the Notes that have become due otherwise than by such declaration of acceleration, to the extent that payment of such Interest on the Notes is lawful, interest on such overdue Interest (including any Additional Amounts) as provided in the Indenture and all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and (ii) all Events of Default have been cured or waived as provided in Section 6.13 of the Indenture other than the nonpayment of Principal that has become due solely because of acceleration.
In the case of any Event of Default referred to in clauses (iv)(a) and/or (iv)(b) above, such Event of Default will be automatically rescinded or annulled if the Payment Default and/or the acceleration of the Debt referred to therein is remedied or cured by the Company or such Subsidiary or waived by the holders of such Debt within 30 days after the Payment Default and/or acceleration in respect of such Debt.
No such rescission or annulment referred to in either of the two preceding paragraphs shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

16. Trustee Dealings with the Company.
The Trustee in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its respective Affiliates with the same rights it would have if it were not Trustee.
17. Governing Law.
THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
18. No Recourse Against Others.
No director, officer, employee, direct or indirect shareholder or incorporator, as such, of the Company or the Trustee or any Paying Agent shall have any liability for any obligations of the Company or the Trustee or any Paying Agent, respectively, under the Indenture, the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
19. CUSIP and ISIN Numbers.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or ISIN numbers, as applicable, to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, which includes the form of this Note. Requests may be made to:
BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS
Attention: Eduardo Refinetti Guardia
Praça Antonio Prado, 48, 7th floor, São Paulo, SP, 01010-901, Brazil
Fax no.: (55-11) 3104-8683

EXHIBIT B
FORM OF
TRANSFER NOTICE
FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address, including postal zip code, of assignee this Note and all rights hereunder, hereby irrevocably constituting and appointing
_______________ attorney to transfer said Note on the books of BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS with full power of substitution in the premises.

In connection with any transfer of this Note occurring prior to the date [which is one year after the original issue date of the Notes,] * [which is on or prior to the 40th day after the Closing Date (as defined in the Indenture governing the Notes),]** the undersigned confirms that:
[Check one]
☐	(a) This Note is being transferred to a person whom the Holder reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in a transaction meeting the requirement of Rule 144A;

☐	(b) This Note is being transferred in an offshore transaction in accordance with Rule 904 under the Securities Act;

☐	(c) This Note is being transferred pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

*	Include in Restricted Note.

**	Include in Regulation S Note.

B-1

☐	(d) This Note is being transferred pursuant to an effective registration statement under the Securities Act; or

☐	(e) This Note is being transferred to one of BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS’ Subsidiaries,
in each of cases (a) through (e) above, in accordance with any applicable securities laws of any State of the United States.
If none of the foregoing boxes is checked, the Transfer Agent shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.7 of the Indenture shall have been satisfied.
Date: ____________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this instrument in every particular, without alteration, enlargement or any other change whatever.

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

B-2

EXHIBIT C
FORM OF CERTIFICATE
FOR TRANSFER FROM RESTRICTED GLOBAL
NOTE OR CERTIFICATED NOTE BEARING
A SECURITIES ACT LEGEND TO REGULATION S
GLOBAL NOTE OR CERTIFICATED NOTE
NOT BEARING A SECURITIES ACT LEGEND
Deutsche Bank Trust Company Americas
60 Wall Street
Mailstop NYC60-2710
New York, NY 10005
Attn: Corporates Team Deal Manager — BM&FBOVESPA S.A.
Re: 5.500% Notes due 2020 (the “Notes”)
Reference is hereby made to the Indenture, dated July 16, 2010 (the “Indenture”), among BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Registrar, Transfer Agent and Paying Agent, and DEUTSCHE BANK LUXEMBOURG S.A., as Luxembourg Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to U.S.$__________ Principal amount of Notes which are held in the form of [a beneficial interest in the Restricted Global Note (CUSIP No. 09657Q AA7) with the Depositary in the name of the undersigned] [a Certificated Note bearing a Securities Act Legend].
The undersigned has requested a transfer of such [beneficial interest] [Certificated Note] to a Person who shall take delivery thereof in the form of [a beneficial interest of equal Principal amount in the Regulation S Global Note (ISIN No. USP1728MAA10) to be held with [Euroclear]* through the Depositary] [a Certificated Note of equal Principal amount not bearing a Securities Act Legend]. In connection with such transfer, the undersigned does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the undersigned further certifies that:

*	Indicate appropriate clearing system.

C-1

(1) the offer of the Notes was not made to a U.S. Person (as defined under Regulation S);
[(2) at the time the buy order was originated, the transferee was outside the United States or the undersigned and any Person acting on behalf of the undersigned reasonably believed that the transferee was outside the United States;]*
[(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any Person acting on behalf of the undersigned knows that the transaction was prearranged with a buyer in the United States;]*
(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;
(4) the undersigned is not the Company, a distributor, an affiliate of either the Company or a distributor, or a Person acting on behalf of any of the foregoing; and
(5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
This certificate and the statements contained herein are made for your benefit and for the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S.

[INSERT NAME OF TRANSFEROR]
By:
Name:
Title:

Dated: ________, ___
cc: BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS

*	Insert one of the two provisions.

C-2

EXHIBIT D
FORM OF TRANSFER CERTIFICATE
FOR TRANSFER FROM REGULATION S GLOBAL
NOTE OR CERTIFICATED NOTE NOT BEARING
A SECURITIES ACT LEGEND TO RESTRICTED GLOBAL
NOTE OR CERTIFICATED NOTE BEARING
A SECURITIES ACT LEGEND
(PRIOR TO 40TH DAY AFTER CLOSING DATE)
Deutsche Bank Trust Company Americas
60 Wall Street
Mailstop NYC60-2710
New York, NY 10005
Attn: Corporates Team Deal Manager — BM&FBOVESPA S.A.
Re: 5.500% Notes due 2020 (the “Notes”)
Reference is hereby made to the Indenture, dated July 16, 2010 (the “Indenture”), among BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Registrar, Transfer Agent and Paying Agent, and DEUTSCHE BANK LUXEMBOURG S.A., as Luxembourg Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to U.S.$__________ Principal amount of Notes which are held in the form of [a beneficial interest in the Regulation S Global Note (ISIN No. USP1728MAA10) with the Depositary in the name of the undersigned] [a Certificated Note not bearing the Securities Act Legend].
The undersigned has requested a transfer of such [beneficial interest] [Certificated Note] to a Person who shall take delivery thereof in the form of [a beneficial interest in the Restricted Global Note (CUSIP No. 09657Q AA7) to be held through the Depositary] [a Certificated Note bearing the Securities Act Legend]. In connection with such transfer, the undersigned does hereby confirm that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended, and accordingly, the undersigned represents that:

D-1

(1) the Notes are being transferred to a transferee that the undersigned reasonably believes is purchasing the Notes for its own account or one or more accounts with respect to which the transferee exercises sole investment discretion; and
(2) the transferee and any such account is a “Qualified Institutional Buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.
This certificate and the statements contained herein are made for your benefit and for the benefit of the Company.

[NAME OF UNDERSIGNED]
By:
Name:
Title:

Dated: ________, ___
cc: BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS

D-2

EXHIBIT E
FORM OF CERTIFICATE FOR REMOVAL
OF THE SECURITIES ACT LEGEND ON A CERTIFICATED NOTE
Deutsche Bank Trust Company Americas
60 Wall Street
Mailstop NYC60-2710
New York, NY 10005
Attn: Corporates Team Deal Manager — BM&FBOVESPA S.A.
Re: 5.500% Notes due 2020 (the “Notes”)
Reference is hereby made to the Indenture, dated July 16, 2010 (the “Indenture”), among BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Registrar, Transfer Agent and Paying Agent, and DEUTSCHE BANK LUXEMBOURG S.A., as Luxembourg Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to U.S.$ __________ Principal amount of Notes which are held in the form of [a beneficial interest in the Restricted Global Note (CUSIP No. 09657Q AA7) with the Depositary]* [[a] Certificated Note(s) in the name of the undersigned.] *
The undersigned has requested for the restrictive Legend on the Certificated Note(s) to be removed.
In connection with such transfer, the undersigned does hereby certify that such transfer has been effected only (i) in an offshore transaction in accordance with Rule 904 under the Securities Act, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iii) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iii) in accordance with any applicable securities laws of any State of the United States.

*	Indicate form in which Notes are held.

E-1

This certificate and the statements contained herein are made for your benefit and for the benefit of the Company.

[NAME OF UNDERSIGNED]
By:
Name:
Title:

Dated: ________, ___
cc: BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS

E-2